                                                                        Ex. 10.2

                     RECEIVABLES LOAN AND SECURITY AGREEMENT

                  $50,000,000 Revolving Senior Credit Facility

                      provided by CAPITALSOURCE FINANCE LLC

                                       to

                            SILVERLEAF RESORTS, INC.

                              As of April 29, 2005

                                TABLE OF CONTENTS

                                                                                                  PAGE
SECTION 1. DEFINITION OF TERMS................................................................     1

    1.1      Advance..........................................................................     1
    1.2      Affiliate........................................................................     1
    1.3      Agreement........................................................................     2
    1.4      Applicable Laws..................................................................     2
    1.5      Approved Escrow Account..........................................................     2
    1.6      Backup Servicer..................................................................     2
    1.7      Backup Servicing Agreement.......................................................     2
    1.8      Bond Holder Exchange Transaction.................................................     2
    1.9      Borrower.........................................................................     2
    1.10     Borrowing Base...................................................................     2
    1.11     Business Day.....................................................................     2
    1.12     Capital Lease....................................................................     2
    1.13     Cash Flow........................................................................     2
    1.14     Change in Management.............................................................     3
    1.15     Closing Date.....................................................................     3
    1.16     Code.............................................................................     3
    1.17     Collateral.......................................................................     3
    1.18     Commitment Fee...................................................................     4
    1.19     Common Elements..................................................................     4
    1.20     Consolidated Net Income..........................................................     4
    1.21     Consumer Loan....................................................................     4
    1.22     Credit Files.....................................................................     4
    1.23     Custodial Agreement..............................................................     4
    1.24     Custodian........................................................................     4
    1.25     Debt.............................................................................     4
    1.26     Debt Service Coverage Ratio......................................................     5
    1.27     Debtor Relief Laws...............................................................     5
    1.28     Declaration......................................................................     5
    1.29     Default..........................................................................     5
    1.30     Default Rate.....................................................................     5
    1.31     Delinquent Note Receivable.......................................................     5
    1.32     DZ Facility......................................................................     5
    1.33     EBITDA...........................................................................     5
    1.34     Eligible Deferred Note Receivable................................................     6
    1.35     Eligible Note Receivable.........................................................     6
    1.36     Encumbered Timeshare Interest....................................................     8
    1.37     Environmental Laws...............................................................     8
    1.38     Event of Default.................................................................     9
    1.39     Exchange Company.................................................................     9
    1.40     Executive Management Member......................................................     9

RECEIVABLES LOAN AND SECURITY AGREEMENT

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
    1.41     FICO.............................................................................     9
    1.42     Financial Statements.............................................................     9
    1.43     Furnishings......................................................................     9
    1.44     GAAP.............................................................................     9
    1.45     Hazardous Materials..............................................................     9
    1.46     Hazardous Materials Indemnity Agreement..........................................     9
    1.47     Improvements.....................................................................    10
    1.48     Initial Advance..................................................................    10
    1.49     Interest Expense.................................................................    10
    1.50     Interest Rate....................................................................    10
    1.51     Inventory Loan...................................................................    10
    1.52     Inventory Loan Agreement.........................................................    10
    1.53     Inventory Loan Documents.........................................................    10
    1.54     Leverage Ratio...................................................................    10
    1.55     LIBOR Rate.......................................................................    10
    1.56     Lien.............................................................................    11
    1.57     Loan.............................................................................    11
    1.58     Loan Documents...................................................................    11
    1.59     Lockbox Agent....................................................................    11
    1.60     Lockbox Agreement................................................................    12
    1.61     Loss of License..................................................................    12
    1.62     Mandatory Prepayment.............................................................    12
    1.63     Maturity Date....................................................................    12
    1.64     Maximum Loan Amount..............................................................    12
    1.65     Negative Pledge..................................................................    12
    1.66     Net Income.......................................................................    12
    1.67     Net Sales........................................................................    12
    1.68     Note Receivable..................................................................    12
    1.69     Oak N' Spruce Resort.............................................................    12
    1.70     Obligations......................................................................    12
    1.71     Orlando Breeze Resort Club.......................................................    13
    1.72     Payment Authorization Agreement..................................................    13
    1.73     Permitted Discretion.............................................................    13
    1.74     Permitted Liens and Encumbrances.................................................    13
    1.75     Person...........................................................................    13
    1.76     Pledged Note Receivable..........................................................    13
    1.77     Property.........................................................................    13
    1.78     PropertyRelated Contracts........................................................    13
    1.79     Purchase Agreement...............................................................    13
    1.80     Purchase Price...................................................................    13
    1.81     Purchaser........................................................................    13
    1.82     Receivables Loan Approved Resorts................................................    13
    1.83     Resort Facilities................................................................    14
    1.84     Revolving Credit Period..........................................................    14
    1.85     Sales and Marketing Costs........................................................    14
    1.86     Servicing Agreement..............................................................    14

RECEIVABLES LOAN AND SECURITY AGREEMENT

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
    1.87     Silverleaf Club..................................................................    14
    1.88     Sovereign Facility...............................................................    14
    1.89     Suspension of Sales Order or Sanction............................................    14
    1.90     Tangible Net Worth...............................................................    14
    1.91     Textron Facility.................................................................    14
    1.92     Timeshare Act....................................................................    15
    1.93     Timeshare Association............................................................    15
    1.94     Timeshare Documents..............................................................    15
    1.95     Timeshare Interest...............................................................    15
    1.96     Timeshare Interest Mortgage......................................................    15
    1.97     Title Insurance Company..........................................................    15
    1.98     Title Policy.....................................................................    15
    1.99     Unit.............................................................................    15
    1.100    Unused Line Fee..................................................................    15
    1.101    Upgraded Note Receivable.........................................................    16
    1.102    Use Agreement....................................................................    16
    1.103    Voting Equity....................................................................    16

SECTION 2. THE LOAN...........................................................................    16

    2.1      Purposes.........................................................................    16
    2.2      Advances.........................................................................    16
    2.3      Interest Rate....................................................................    16
    2.4      Payments.........................................................................    17
    2.5      Prepayments......................................................................    18
    2.6      Reassignment by Lender...........................................................    19
    2.7      Breakage Costs...................................................................    19
    2.8      Additional Increased Costs.......................................................    19
    2.9      Basis For Determining Interest Rate Inadequate or Unfair.........................    20
    2.10     Notes.  Borrower agrees that:....................................................    20

SECTION 3. COLLATERAL.........................................................................    21

    3.1      Grant of Security Interest.......................................................    21
    3.2      Security Interest in All Pledged Notes Receivable................................    21
    3.3      Financing Statements.............................................................    21
    3.4      Location of Collateral...........................................................    21
    3.5      Protection of Collateral; Reimbursement..........................................    21
    3.6      Cross-Collateralization and Default..............................................    22
    3.7      Liability........................................................................    22

SECTION 4. CONDITIONS PRECEDENT TO CLOSING AND FUNDING PROCEDURES.............................    23

    4.1      Conditions Precedent.............................................................    23
    4.2      Funding Procedures...............................................................    26

SECTION 5. GENERAL REPRESENTATIONS AND WARRANTIES.............................................    30

    5.1      Organization, Standing, Qualification............................................    30
    5.2      Authorization, Enforceability, Etc...............................................    30

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
    5.3      Financial Statements and Business Condition......................................    32
    5.4      Taxes............................................................................    32
    5.5      Title to Collateral and Other Properties; Prior Liens............................    32
    5.6      Litigation, Proceedings, Etc.....................................................    32
    5.7      Licenses, Permits, Etc...........................................................    33
    5.8      Environmental Matters............................................................    33
    5.9      Full Disclosure..................................................................    33
    5.10     Use of Proceeds/Margin Stock.....................................................    33
    5.11     No Defaults......................................................................    34
    5.12     Restrictions on Borrower.........................................................    34
    5.13     Broker's Fees....................................................................    34
    5.14     Tax Identification Number........................................................    34
    5.15     Legal Compliance.................................................................    34
    5.16     Deferred Compensation Plans......................................................    35
    5.17     Labor Relations..................................................................    35
    5.18     Receivables Loan Approved Resorts................................................    36
    5.19     Timeshare Documents and Reports..................................................    36
    5.20     Reliance by Lender...............................................................    37
    5.21     Vacation Club....................................................................    37

SECTION 6. COVENANTS..........................................................................    37

    6.1      Affirmative Covenants............................................................    37
    6.2      Negative Covenants...............................................................    49

SECTION 7. EVENTS OF DEFAULT..................................................................    51

    7.1      Payment Default..................................................................    51
    7.2      Covenant Defaults................................................................    51
    7.3      Warranties or Representations....................................................    51
    7.4      Enforceability...................................................................    52
    7.5      Insolvency.......................................................................    52
    7.6      Involuntary Proceedings..........................................................    52
    7.7      Voluntary Proceedings............................................................    52
    7.8      Attachment; Judgment; Tax Liens..................................................    52
    7.9      Failure to Deposit Proceeds......................................................    52
    7.10     Timeshare Documents..............................................................    52
    7.11     Removal of Collateral............................................................    52
    7.12     Other Defaults...................................................................    53
    7.13     Material Adverse Change..........................................................    53
    7.14     Default by Borrower in Other Agreements..........................................    53
    7.15     Violation of Negative Covenants..................................................    53
    7.16     Declaration......................................................................    53
    7.17     Transfer of Property.............................................................    53
    7.18     Lien Against Collateral..........................................................    53
    7.19     Title............................................................................    53
    7.20     Loss of License..................................................................    53
    7.21     Suspension of Sales..............................................................    53

RECEIVABLES LOAN AND SECURITY AGREEMENT

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

SECTION 8. REMEDIES...........................................................................    54

    8.1      Remedies Upon Default............................................................    54
    8.2      Notice of Sale...................................................................    55
    8.3      Application of Collateral; Termination of Agreements.............................    56
    8.4      Rights of Lender Regarding Collateral............................................    56
    8.5      Delegation of Duties and Rights..................................................    57
    8.6      Waivers..........................................................................    57
    8.7      Cumulative Rights................................................................    57
    8.8      Expenditures by Lender...........................................................    57
    8.9      Diminution in Value of Collateral................................................    58

SECTION 9. CERTAIN RIGHTS OF LENDER...........................................................    58

    9.1      Protection of Collateral.........................................................    58
    9.2      Performance by Lender............................................................    58
    9.3      No Liability of Lender...........................................................    58
    9.4      Right to Defend Action Affecting Security........................................    59
    9.5      Expenses.........................................................................    59
    9.6      Lender's Right of SetOff.........................................................    60
    9.7      Right of Lender to Extend Time of Payment, Substitute, Release Security, Etc.....    60
    9.8      Assignment of Lender's Interest..................................................    60
    9.9      Notice to Purchaser..............................................................    60
    9.10     Collection of Pledged Notes Receivable...........................................    60
    9.11     Power of Attorney................................................................    61
    9.12     Relief from Automatic Stay, Etc..................................................    61
    9.13     Investigations and Inquiries.....................................................    61
    9.14     Verification of Use..............................................................    62

SECTION 10. TERM OF AGREEMENT.................................................................    62

SECTION 11. MISCELLANEOUS.....................................................................    62

    11.1     Notices..........................................................................    62
    11.2     Survival.........................................................................    63
    11.3     Governing Law....................................................................    63
    11.4     Limitation on Interest...........................................................    64
    11.5     Invalid Provisions...............................................................    64
    11.6     Successors and Assigns...........................................................    65
    11.7     Amendment........................................................................    66
    11.8     Counterparts; Effectiveness......................................................    66
    11.9     Lender Not a Fiduciary...........................................................    66
    11.10    Release and Return of Notes Receivable...........................................    66
    11.11    Accounting Principles............................................................    67
    11.12    Entire Agreement.................................................................    67
    11.13    Litigation.......................................................................    67
    11.14    Incorporation of Exhibits and Schedules..........................................    67
    11.15    Consent to Advertising and Publicity.............................................    68

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
    11.16    Directly or Indirectly...........................................................    68
    11.17    Captions.........................................................................    68
    11.18    Gender...........................................................................    68
    11.19    No Duty..........................................................................    68
    11.20    Submissions......................................................................    68
    11.21    Confidentiality..................................................................    69
    11.22    Borrower's Acknowledgment........................................................    69
    11.23    No Offset........................................................................    69

                                LIST OF EXHIBITS

EXHIBIT "A"   -   Form of Custodial Agreement

EXHIBIT "B"   -   Form of Master Pledge and Assignment of Notes Receivable and
                  Timeshare Interest Mortgages

EXHIBIT "C"   -   Form of Lockbox Agreement

EXHIBIT "D"   -   Resort Facilities

EXHIBIT "E"   -   Permitted Liens and Encumbrances

EXHIBIT "F"   -   Receivables Loan Approved Resorts

EXHIBIT "G"   -   Form of Reassignment

EXHIBIT "H"   -   Description of Pending Litigation

EXHIBIT "I"   -   Form of Advance Request

EXHIBIT "J"   -   Form of Supplemental Pledge and Assignment of Notes Receivable
                  and Timeshare Interest Mortgages

EXHIBIT "K"   -   List of States in which Borrower is Registered or Exempt

EXHIBIT "L"   -   List of Timeshare Documents

EXHIBIT "M"   -   Borrowing Base Certificate

EXHIBIT "N"   -   Listing of amounts owed to Timeshare Association

RECEIVABLES LOAN AND SECURITY AGREEMENT

                     RECEIVABLES LOAN AND SECURITY AGREEMENT

      THIS RECEIVABLES LOAN AND SECURITY AGREEMENT (the "Agreement") is made and entered into as of April 29, 2005, by and between SILVERLEAF RESORTS INC., a Texas corporation ("Borrower"), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("Lender").

                                    RECITALS

      WHEREAS, Borrower is the fee owner of the Property, subject to the sale of Timeshare Interests to Purchasers;

      WHEREAS, Purchasers who finance the acquisition of their Timeshare Interests execute a Note Receivable and a related Timeshare Interest Mortgage in favor of Borrower;

      WHEREAS, Lender desires to make a Loan to Borrower in an amount not to exceed Fifty Million Dollars ($50,000,000) which is to be secured by certain Pledged Notes Receivable and Timeshare Interest Mortgages pledged and assigned by Borrower to Lender;

      NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

      SECTION 1. DEFINITION OF TERMS

      The capitalized terms used in this Agreement are defined in this Section
1. The definitions include the singular and plural forms of the terms defined.

      1.1 Advance. A portion of the proceeds of the Loan advanced from time to time by Lender to Borrower in accordance with the terms of this Agreement.

      1.2   Affiliate. Any Person:

            (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person;

            (b) which beneficially owns or holds 5% or more of any class of the Voting Equity of such Person; or

            (c) 5% or more of the Voting Equity of which is beneficially owned or held by such Person.

      The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Equity, other voting securities, by contract or otherwise.

RECEIVABLES LOAN AND SECURITY AGREEMENT

      1.3 Agreement. This Receivables Loan and Security Agreement by and between Borrower and Lender (including the exhibits and schedules hereto), as it may be amended and/or restated from time to time.

      1.4 Applicable Laws. Any and all federal, state, and local statutes, ordinances, rules, regulations, court orders and decrees, administrative orders and decrees, and other legal requirements of any and every conceivable type to which Borrower or any portion thereof, or all or any portion of the Collateral is or becomes subject from time to time, including but not limited to those governing the marketing and sale of Timeshare Interests at or with respect to the Receivables Loan Approved Resorts, as the same have been or may in the future be amended from time to time.

      1.5   Approved Escrow Account. As defined in the Inventory Loan Agreement.

      1.6 Backup Servicer. Concord Servicing Corporation, or such other servicer acceptable to Lender in its Permitted Discretion.

      1.7 Backup Servicing Agreement. The agreement pursuant to which the Backup Servicer shall provide servicing functions with respect to the Pledged Notes Receivable.

      1.8 Bond Holder Exchange Transaction. Those certain senior subordinate note holder exchange transactions consummated pursuant to (a) that certain Indenture dated as of May 2, 2002 between Silverleaf Resorts, Inc. and Wells Fargo Bank Minnesota, NA., and all documents related thereto, and (b) that certain Indenture dated as of July 7, 2004 between Silverleaf Resorts, Inc. and Wells Fargo Bank, NA., and all documents related thereto, as amended, supplemented and modified from time to time.

      1.9 Borrower. Silverleaf Resorts Inc., a Texas corporation, together with its successors and assigns.

      1.10 Borrowing Base. As applicable, during the Revolving Credit Period, the lesser of (i) the Maximum Loan Amount and (ii) seventyfive percent (75%) of the aggregate outstanding principal balance of all Eligible Notes Receivable pledged to Lender as partial security for the Loan as of the date in question.

      1.11 Business Day. Each day that is not a Saturday, Sunday, or a legal holiday under the laws of the State of Maryland, State of Texas or the United States, and if the applicable Business Day relates to the Loan, such day must also be a day on which dealings are carried on in the London interbank market.

      1.12 Capital Lease. As to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a "capital lease" in accordance with GAAP.

      1.13 Cash Flow. In respect of any period, the sum of (a) Net Income of Borrower for such period and (b) the amount of all depreciation and amortization allowances and other noncash expenses of Borrower, but only to the extent deducted in the determination of Net Income of Borrower for such period.

RECEIVABLES LOAN AND SECURITY AGREEMENT

      1.14 Change in Management. A change of more than fifty percent (50%), in the aggregate, of the following members of the executive management team of
Borrower: Robert Mead, Sharon Brayfield, David O'Connor, Harry White, Edward Lahart and Joe Conner.

      1.15  Closing Date. The date of this Agreement.

      1.16 Code. The version of the Uniform Commercial Code in effect from time to time in the State of Maryland, as amended from time to time.

      1.17  Collateral.

            (a) A first priority security interest in and to the Pledged Notes Receivable and related Credit Files generated from the sale of Timeshare Interests at the Receivables Loan Approved Resorts, together with all accounts, chattel paper and general intangibles related thereto and the cash and noncash proceeds thereof;

            (b) A first and unconditional collateral assignment of the Timeshare Interest Mortgages encumbering the Timeshare Interests financed by the Pledged Notes Receivable and, to the extent of Borrower's interest as mortgagee with respect to each Timeshare Interest Mortgage assigned to Lender, the Encumbered Timeshare Interests, together with all appurtenant rights and interests, including, without limitation, appurtenant rights and interests in and to the Common Elements, and easement, license and use rights in and to all facilities, all as described, defined and set forth in the Declaration;

            (c) A first priority security interest in and to all documents, instruments, accounts, chattel paper, and general intangibles relating to the Pledged Notes Receivable, and related Timeshare Interest Mortgages and the other Collateral (including the cash and noncash proceeds thereof);

            (d) All rights in, to and under all Payment Authorization Agreements signed and delivered by or on behalf of each Purchaser of an Encumbered Timeshare Interest and all accounts and proceeds relating thereto or deriving therefrom;

            (e) Any rights inuring to Borrower as a "preferred mortgagee" or a "mortgagee" in connection with any Encumbered Timeshare Interest as provided in the Declaration;

            (f) Extensions, additions, improvements, betterments, renewals, substitutions and replacements of, for or to any of the Collateral, wherever located, together with the products, proceeds, issues, rents and profits thereof, and any replacements, additions or accessions thereto or substitutions thereof, and all rights in or under insurance policies and to the proceeds of any insurance policies covering any of the other Collateral, all rights to unearned or refunded insurance premiums, and the proceeds of any condemnation awards or any claims regarding any of the other Collateral; and

            (g) A first priority security interest in and to all books, records, reports, computer tapes, computer disks and software relating to all or any portion of the Collateral;

RECEIVABLES LOAN AND SECURITY AGREEMENT

            (h) All rights of Borrower or its successors or assigns under any Timeshare Documents, relating to any Encumbered Timeshare Interest; and

            (i) First priority Liens and security interests in and to all documents, instruments, accounts, chattel paper, and general intangibles relating to the Pledged Notes Receivable and the other Collateral, including the cash and noncash proceeds thereof.

      1.18 Commitment Fee. An amount equal to $500,000 which was earned upon execution of this Agreement.

      1.19 Common Elements. Common Elements (as such term is defined in the Declaration), including, without limitation, the recreational and service facilities as well as the land (excluding land comprising part of a Unit) which are included within each Receivables Loan Approved Resort all owned by Borrower for the common use and enjoyment of Purchasers of Timeshare Interests.

      1.20 Consolidated Net Income. With respect to any period, the aggregate stated income statement amount of net income of Borrower and its subsidiaries, after deduction of all expenses, taxes and other proper charges paid during such period, excluding extraordinary profits, gains or losses, determined on a consolidated basis in accordance with GAAP.

      1.21 Consumer Loan. Any purchase money loan that is evidenced by a Pledged Note Receivable, the proceeds of which are applied by the maker of such Pledged Note Receivable toward the Purchase Price of a Timeshare Interest.

      1.22 Credit Files. All Notes Receivable, the related mortgages, the related federal truth-in-lending disclosure statements, the Purchase Agreement, all RESPA and related notices.

      1.23 Custodial Agreement. That certain Custodial Agreement by and among Borrower, Lender and Custodian in substantially the form of Exhibit "A," attached hereto and incorporated herein by this reference, pursuant to which Custodian will maintain custody of all original Pledged Notes Receivable and Purchase Agreements and certain original and duplicate documents and instruments related thereto and take certain actions in connection therewith.

      1.24 Custodian. Wells Fargo Bank, National Association or such other Person as Lender, in its sole discretion, engages from time to time, at Borrower's sole cost and expense pursuant to the terms of the Custodial Agreement, to maintain custody of all original Pledged Notes Receivable and certain original and duplicate documents and instruments related thereto and take certain actions in connection therewith.

      1.25 Debt. Of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been

RECEIVABLES LOAN AND SECURITY AGREEMENT
assumed, (f) all guarantees by such Person of Debt of others, (g) all Capital Leases of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefore.

      1.26 Debt Service Coverage Ratio. At any time of determination, the ratio of (a) EBITDA of Borrower and its subsidiaries on a consolidated basis, less capital expenditures for the immediately preceding twelve (12) calendar months to (b) the cash Interest Expenses (including all capitalized interest related to the Bond Holder Exchange Transaction which has been expensed but not yet paid by Borrower in full) of Borrower and its subsidiaries on a consolidated basis for the immediately preceding twelve (12) calendar months.

      1.27 Debtor Relief Laws. Any applicable liquidation, conservatorship, receivership, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar law, proceeding, or device providing for the relief of debtors from time to time in effect and generally affecting the rights of creditors.

      1.28 Declaration. Collectively, each of the declarations, covenants, conditions and restrictions, or other restrictive covenants encumbering all or any portion of a Receivables Loan Approved Resort where Timeshare Interests owned by Borrower are located, filed in the appropriate official records of the county where such Receivables Loan Approved Resort is located, and delivered to Lender prior to any Advance being made by Lender to finance a Note Receivable related to such Timeshare Interest.

      1.29 Default. An event or condition, the occurrence of which immediately is or, with the lapse of time or the giving or notice or both, would become, an Event of Default hereunder.

      1.30 Default Rate. As to the Loan, the Interest Rate plus four percent (4%) per annum; provided, however, that the Default Rate shall in no event exceed the highest interest rate permitted to be charged under any applicable usury laws.

      1.31 Delinquent Note Receivable. A Note Receivable that is greater than thirty (30) days past due.

      1.32 DZ Facility. That certain note purchase facility provided by DZ Bank AG Deutsche ZentralGenossenschaftsbank ("DZ"), as agent for Autobahn Funding Company, LLC, to Borrower pursuant to that certain Amended and Restated Receivables Loan and Security Agreement dated April 30, 2002, as amended, and all documents and other instruments executed in connection therewith, as amended, supplemented and modified from time to time.

      1.33 EBITDA. For any date of determination, the sum, without duplication, of the following for Borrower and its subsidiaries on a consolidated basis: Net Income determined in accordance with GAAP, plus, (a) Interest Expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, and (e) loss from any sale of assets,

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

other than sales in the ordinary course of business, minus (a) gains from any sale of assets, other than sales in the ordinary course of business and (b) other extraordinary or nonrecurring gains, all of the foregoing determined in accordance with GAAP.

      1.34 Eligible Deferred Note Receivable. An Eligible Note Receivable for which Borrower has allowed a Purchaser to defer payment; provided, however, (i) payment on such Eligible Note Receivable shall not have been deferred more than
(a) once in any twelve (12) month period or (b) twice since origination, (ii) no more than six payments shall have been deferred in the aggregate on such Eligible Note Receivable and (iii) the Purchaser shall have made at least two
(2) timely payments on such Eligible Note Receivable prior to Borrower accepting any deferment.

      1.35 Eligible Note Receivable. A Pledged Note Receivable that satisfies each of the following conditions:

            (a) The Pledged Note Receivable arises from a bona fide sale by Borrower of one (1) or more Timeshare Interests to a Purchaser;

            (b) The Timeshare Interest sale from which it arises has not been canceled by the Purchaser or Borrower, any statutory or other applicable cancellation or rescission period has expired, the Timeshare Interest purchased by the Purchaser has not been surrendered in accordance with any applicable terms of the relevant Purchase Agreement, and the related Timeshare Interest sale complies fully with the terms, provisions, and conditions of this Agreement, the other Loan Documents, the Timeshare Documents, and all Applicable Laws;

            (c) The Pledged Note Receivable is secured by a first priority Timeshare Interest Mortgage on the purchased Timeshare Interest;

            (d) The Pledged Note Receivable evidences the personal obligation of the applicable Purchaser to pay the balance due on the Purchase Price of the Timeshare Interest being acquired by such Purchaser, all as described and set forth in the Purchase Agreement to which such Pledged Note Receivable pertains;

            (e) Principal and interest payments on the Pledged Note Receivable are payable to Borrower in legal tender of the United States and are made by the applicable Purchaser and not by Borrower or Affiliate thereof;

            (f) Scheduled payments of principal and interest on the Pledged Note Receivable are due in equal monthly installments;

            (g) The Pledged Note Receivable has an original term of no greater than one hundred twenty (120) months;

            (h) A cash down payment and/or other cash payments have been received from the Purchaser or the maker of the Pledged Note Receivable in an amount equal to at least ten percent (10%) of the original purchase price of the relevant Timeshare Interest, no portion of such down payment has been paid or loaned to the Purchaser by Borrower, and the Purchaser has received no cash or other rebates of any kind; provided, however, if such Purchaser has a FICO

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

score below 550, then a cash down payment and/or other cash payments shall have been received from such Purchaser or the maker of such Pledged Note Receivable in an amount equal to at least fifteen percent (15%) of the original purchase price of such relevant Timeshare Interest;

            (i) No monthly installment due with respect to a Pledged Note Receivable is more than thirty (30) days' contractually past due as of the date of the initial Advance on such Pledged Note Receivable and subsequent to the initial Advance on a Pledged Note Receivable, no monthly installment due with respect to such Pledged Note Receivable is more than sixty (60) days contractually past due;

            (j) The first monthly installment due with respect to the Pledged Note Receivable is no more than forty-five (45) days after the date of such Pledged Note Receivable.

            (k) The Purchaser of the relevant Timeshare Interest has, subject to the terms of the Declaration and the other Timeshare Documents, access to a Unit within the Property developed in accordance with the specifications provided in the Purchase Agreement, and a certificate of occupancy has been issued for such Unit;

            (l) Neither the Purchaser of the relevant Timeshare Interest nor any other maker of the Pledged Note Receivable is an Affiliate of, related to, or employed by Borrower;

            (m) The Purchaser or other obligor has no bona fide claim against Borrower or any Affiliate of Borrower and no defense, setoff, or counterclaim exists with respect to the Pledged Note Receivable;

            (n) The maximum outstanding principal balance of any Pledged Note Receivable hereunder does not exceed $30,000 and the maximum aggregate exposure by any one obligor shall not exceed two (2) Pledged Notes Receivable, without the prior written consent of Lender;

            (o) The Pledged Note Receivable is made by a U.S. resident unless otherwise approved by Lender; provided, however, up to ten percent (10%) of the Loan as measured by aggregate outstanding principal balance may be used to finance Notes Receivable made by an underlying obligor who is not a U.S. resident so long as Lender approves the collection methodology in its sole discretion.

            (p) The original of the Pledged Note Receivable and all related documents and instruments have been endorsed in the manner prescribed by Lender and delivered to Lender or Custodian as provided herein, and all such related documents and instruments otherwise comply in all respects with all Applicable Laws;

            (q) The form of promissory note, Timeshare Interest Mortgage, federal truth-in-lending disclosure statement, Purchase Agreement, loan application and all other documents and instruments corresponding to the Timeshare Interest purchase transaction giving rise to such Note Receivable shall be in form and content acceptable to Lender and approved in advance by Lender in writing;

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

            (r) The Unit corresponding to such Pledged Note Receivable is subject to property insurance acceptable to Lender in its sole discretion;

            (s) The Unit, and the Lien evidenced by the Timeshare Mortgage, corresponding to such Pledged Note Receivable is subject to title insurance acceptable to Lender in its sole discretion; provided, however, any Pledged Note Receivable relating to Oak N' Spruce Resort shall not be required to be subject to title insurance;

            (t) If the Timeshare Interest securing such Pledged Note Receivable relates to Oak N' Spruce Resort, then Lender shall have received an Assignment of Certificate of Beneficial Interest securing such Pledged Note Receivable acceptable to Lender in its sole discretion and Borrower shall have filed a UCC1 financing statement in the state where the Purchaser is located naming Borrower as the secured party and Lender as Borrower's assignee; and

            (u) The portfolio of all Pledged Notes Receivable hereunder shall at all times satisfy the following additional requirements:

                  (i) The average unpaid principal balance shall not exceed $20,000, without Lender's prior written consent;

                  (ii) The minimum weighted average annual interest rate of all Pledged Notes Receivable shall be greater than fourteen percent (14%);

                  (iii) No more than twenty percent (20%) of all Pledged Notes Receivable shall have an interest rate of less than fourteen and onehalf percent (14.5%) per annum;

                  (iv) The weighted average obligor FICO credit score shall be greater than 610, unless otherwise agreed to by Lender in its sole discretion;

                  (v) The weighted average original term until maturity for all Pledged Notes Receivable shall not exceed ninetysix (96) months;

                  (vi) No more than five percent (5%) of the unpaid principal balance of all Pledged Note Receivables shall be related to downgraded Timeshare Interests; and

                  (vii) No more than ten percent (10%) of all Pledged Notes Receivable shall be Eligible Deferred Notes Receivable.

      1.36 Encumbered Timeshare Interest. The Timeshare Interest that is encumbered by the Liens of the Timeshare Interest Mortgages which are pledged and assigned to Lender.

      1.37 Environmental Laws. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), the Superfund Amendments and Reauthorization Act of 1986, as amended, the federal Clean Air Act, the federal Clean Water Act, the federal Safe Drinking Water Act, the federal Toxic

RECEIVABLES LOAN AND SECURITY AGREEMENT

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

Substances Control Act, the federal Hazardous Materials Transportation Act, the federal Emergency Planning and Community Right to Know Act of 1986, the federal Endangered Species Act, the federal Occupational Safety and Health Act of 1970, the federal Water Pollution Control Act, and any and all comparable statutes or ordinances enacted in the State of Texas or any other state where a Receivables Loan Approved Resort is located, as all of the foregoing laws may be amended from time to time, and any rules or regulations promulgated pursuant to the foregoing; together with any similar local, state or federal statutes, ordinances, rules, or regulations, either in existence as of the date hereof or enacted or promulgated after the date of this Agreement, that concern the management, control, storage, discharge, treatment, containment, removal, and/or transport of Hazardous Materials or other substances that are or may become a threat to public health or the environment; together with any common law theory involving Hazardous Materials or substances which are (or alleged to be) hazardous to human health or the environment, based on nuisance, trespass, negligence, strict liability, or other tortious conduct, or any other federal, state, or local statute, ordinance, regulation, rule, policy, or determination pertaining to health, hygiene, the environment, or environmental conditions.

      1.38 Event of Default. Defined in Section 7 of this Agreement.

      1.39 Exchange Company. Resort Condominiums International, Inc., Interval International, Inc. or another internationally recognized timeshare exchange company acceptable to Lender.

      1.40 Executive Management Member. Each of Robert Mead, Sharon Brayfield, David O'Connor, Harry White, Edward Lahart and Joe Conner.

      1.41 FICO. The credit scoring system used by Fair Isaac and Company.

      1.42 Financial Statements. The tax returns, balance sheets, and statements of income and expense of Borrower and the related notes and schedules delivered by Borrower prior to the Closing Date; and the monthly, quarterly, and annual financial statements and reports required to be provided to Lender pursuant to
Section 6.1(g) hereof.

      1.43 Furnishings. The furnishings, furniture, equipment, appliances and fixtures provided by the Silverleaf Club for use within the Units.

      1.44 GAAP. Generally accepted accounting principles, applied on a consistent basis, as described in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable under the circumstances as of the date in question.

      1.45 Hazardous Materials. "Hazardous substances," "hazardous waste," "hazardous constituents," "toxic substances," or "solid waste," as defined in the Environmental Laws, and any other contaminant or any material, waste, or substance that is petroleum or petroleum based, asbestos, polychlorinated biphenyls, flammable explosives, or radioactive materials.

      1.46 Hazardous Materials Indemnity Agreement. That certain Hazardous Materials Indemnity Agreement of even date herewith executed by Borrower in favor of Lender.

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

      1.47 Improvements. All Units, Common Areas and other buildings, structures, recreational facilities, and appurtenances now located on the Property.

      1.48 Initial Advance. The first Advance under the Loan which shall occur or be deemed to have occurred on or promptly following the Closing Date.

      1.49 Interest Expense. For any date of determination, total interest expense (including attributable to Capital Leases in accordance with GAAP) with respect to all outstanding Debt of Borrower including capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing and net costs under any interest rate SWAP agreements.

      1.50 Interest Rate. On any date, for all Advances and Obligations, unless otherwise set forth in this Agreement, the fluctuating rate of interest per annum equal to the sum of the LIBOR Rate in effect on such day, plus four and one-quarter percent (4.25%) per annum. The Interest Rate shall be calculated based on a three hundred sixty (360) day year and charged for the actual number of days elapsed.

      1.51 Inventory Loan. That certain senior mortgage loan provided by Lender to Borrower pursuant to the Inventory Loan Agreement in the maximum principal amount of $15,000,000.

      1.52 Inventory Loan Agreement. That certain Inventory Loan and Security Agreement, dated as of the date hereof, by and between Borrower and Lender.

      1.53 Inventory Loan Documents. All documents, instruments, agreements and other contracts executed or delivered in connection with the Inventory Loan Agreement.

      1.54 Leverage Ratio. As of any date of determination, the ratio of (i) the sum of amounts outstanding under this Agreement plus any other Debt of Borrower and its subsidiaries on a consolidated basis (other than off balance sheet debt that is non-recourse to Borrower and approved by Lender in its Permitted Discretion) to (ii) Borrower's and its subsidiaries' Tangible Net Worth, on a consolidated basis.

      1.55 LIBOR Rate. At the time of determination thereof, a variable rate of interest equal to (a) at Lender's election (i) the rate described as the "London Interbank Offered Rate" for three months in the Money Rates section of The Wall Street Journal, or (ii) the rate of interest determined by Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the London interbank offered rate for U.S. Dollars for a three month period based upon the information presented on Telerate Systems at page 3750 as of 11:00 a.m. (London time) on the day of determination of such LIBOR Rate, divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements applicable to Lender in effect on the day of determination of such LIBOR Rate (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum). If the Telerate Systems (or its successor) or The Wall Street Journal ceases to provide such quotes, a comparable replacement, as determined by Lender, may be used by Lender. If on any date of determination (a) more than one "London Interbank Offered Rate" for a three month period is published in The Wall Street Journal, or (b) more than one London

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

interbank offered rate for a three month period appears on the Telerate System at Page 3750, the highest of such rates will be the rate used for such day.

      1.56 Lien. Any interest in property securing an obligation owed to, or valid claim by, a Person other than the owner of such property, whether such interest arises in equity or is based on common law, statute, or contract.

      1.57 Loan. The maximum $50,000,000 credit facility as described in this Agreement and evidenced and secured by the Loan Documents.

      1.58 Loan Documents. Collectively, the following documents and instruments, as each may be amended, renewed, extended, restated, or supplemented from time to time:

            (a)   This Agreement;

            (b)   The Note (if any);

            (c)   The Negative Pledge;

            (d) Each intercreditor agreement entered into pursuant to Section 4.1(p);

            (e) The Master Pledge and Assignment of Notes Receivable and Timeshare Interest Mortgages (in the form of Exhibit "B," attached hereto and incorporated herein by this reference);

            (f) The Custodial Agreement;

            (g) The Lockbox Agreement;

            (h) The Servicing Agreement;

            (i) The Backup Servicing Agreement;

            (j) The Hazardous Materials Indemnity Agreement;

            (k) UCC-1 financing statements covering the Collateral, to be filed with the Texas Secretary of State and in any other jurisdiction deemed appropriate by Lender, in its sole discretion;

            (l) The Inventory Loan Agreement and the Inventory Loan Documents;

            (m) All such other assignments, agreements, documents, instruments, certificates, and materials as Lender may require in order to evidence or secure the Obligations, to evidence and perfect the rights, Liens, and security interests of Lender contemplated by the Loan Documents, and otherwise to effectuate the transactions contemplated hereby.

      1.59 Lockbox Agent. JPMorgan Chase Bank, N.A., or such other Person as may be approved by Lender in writing from time to time, as Lender's exclusive agent for the collection of all payments made on the Pledged Notes Receivable.

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

      1.60 Lockbox Agreement. That certain agreement by and among Lender, Borrower, and Lockbox Agent in substantially the form of Exhibit "C," attached hereto and incorporated herein by this reference, pursuant to which Lockbox Agent is engaged, at Borrower's sole cost and expense, as Lender's exclusive agent to receive, deposit, and disburse all amounts paid by each Purchaser or other obligor pursuant to any Pledged Note Receivable to which such Purchaser or other obligor is a party, as well as certain financial reporting services.

      1.61 Loss of License. The suspension, loss, revocation, or failure to renew or file for renewal of any legally required registration, approval, license, permit, or franchise now held or hereafter acquired by Borrower with respect to the Receivables Loan Approved Resorts or the marketing or sale of Timeshare Interests thereat or with respect thereto, or the failure to pay any amount which is necessary for the continued operation of the Receivables Loan Approved Resorts in compliance with all Applicable Laws.

      1.62 Mandatory Prepayment. Any prepayment of the Loan required by Section
2.5 of this Agreement.

      1.63 Maturity Date. April 29, 2008.

      1.64 Maximum Loan Amount. The maximum principal balance of the Loan which can be outstanding at any time is Fifty Million Dollars ($50,000,000).

      1.65 Negative Pledge. Collectively, those certain negative pledge agreements executed by Borrower in favor of Lender related to Borrower's agreement not to grant any Lien on any Resort Facilities, any rights of Borrower as Declarant, or any contracts or management agreements between Borrower and Silverleaf Club, or any other Property-Related Contracts.

      1.66 Net Income. Net income (or loss) determined in conformity with GAAP.

      1.67 Net Sales. The contractual purchase price of a Timeshare Interest sale where the recession period has expired.

      1.68 Note Receivable. A promissory note made and executed by a Purchaser in favor of Borrower in connection with such Purchaser's acquisition of a Timeshare Interest.

      1.69 Oak N' Spruce Resort. That certain Receivables Loan Approved Resort located at Lee, Berkshire County, Massachusetts and part of the Silverleaf Club.

      1.70 Obligations. All indebtedness, liabilities, obligations, and responsibilities, both financial and otherwise, to which Borrower is subject under any of the Loan Documents, including but not limited to all amounts due or becoming due to Lender in respect of the Loan or any of the Loan Documents, including principal, interest, prepayment premiums, contributions, taxes, insurance premiums, loan charges, custodial fees, reasonable attorneys' and paralegals' fees and expenses and other fees or expenses which are incurred by Lender or advanced to or on behalf of Borrower by Lender, pursuant to any of the Loan Documents or in connection with Lender's enforcement of the prompt and complete payment and performance by Borrower of all indebtedness, liabilities and obligations pursuant to this Agreement, any of the other Loan Documents, or otherwise.

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

      1.71 Orlando Breeze Resort Club. Orlando Breeze Resort Club, a Texas non-profit corporation.

      1.72 Payment Authorization Agreement. The pre-authorized debit agreement executed by a Purchaser which provides for the payment of a Note Receivable.

      1.73 Permitted Discretion. A determination or judgment made on good faith in the exercise of reasonable (from the perspective of a secured lender) credit or business judgment.

      1.74 Permitted Liens and Encumbrances. Those Liens and encumbrances affecting all or any portion of the Collateral to which Lender consents, as set forth on Exhibit "E," attached hereto and incorporated herein by this reference.

      1.75 Person. An individual, corporation, partnership, limited liability company, association, trust, government or political subdivision or agency thereof, or other legal entity.

      1.76 Pledged Note Receivable. A Note Receivable that has been and remains pledged to Lender by Borrower, pursuant to this Agreement or any of the other Loan Documents.

      1.77 Property. Collectively, all of Borrower's right, title and interest in and to all Timeshare Interests, all Receivables Loan Approved Resorts, all voting rights with respect to all Declarations, and all other personal property related thereto.

      1.78 Property-Related Contracts. All franchises, permits, trade names, trademarks (and goodwill associated therewith), approvals, leasehold interests (whether as lessor or lessee or sublessor or sublessee), management contracts, marketing contracts, maintenance contracts, utility contracts, security contracts, other servicing contracts, licensing contracts or other similar contracts, and all guaranties of any of the foregoing, whether existing as of the Closing Date or arising after the date hereof, relating, in each case, to each Receivables Loan Approved Resort (and the Timeshare Interests and/or the Units related thereto).

      1.79 Purchase Agreement. The Contract for Purchase and Sale executed by a Purchaser and Borrower for the Purchaser's acquisition of a Timeshare Interest at the Property.

      1.80 Purchase Price. The total purchase price of a Timeshare Interest, as set forth in the Timeshare Documents relating to the purchase of such Timeshare Interest.

      1.81 Purchaser. Any individual(s) who acquires one (1) or more Timeshare Interests.

      1.82 Receivables Loan Approved Resorts. Collectively, Oak N' Spruce, each of the resorts owned by Borrower or an Affiliate of Borrower located in Habersham County, Georgia, Lake County, Illinois, Comal County, Texas, Taney County, Missouri, Wood County, Texas, Smith County, Texas, Stone County, Missouri, Montgomery County, Texas, Galveston County, Texas and Jefferson County, Missouri, each included in the Silverleaf Club, and Orlando Breeze Resort located in Polk County Florida, all as more particularly described on Exhibit "F" attached hereto, and all additional timeshare resorts or similar real property developments approved from time to time by Lender in its sole discretion where a Timeshare Interest owned by Borrower is located, together with all improvements now or hereafter located thereon including, as

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

applicable, all roadways, easements, Common Elements, Furnishings, Resort Facilities, equipment, fixtures, licenses and all other appurtenances thereunto belonging.

      1.83 Resort Facilities. Those facilities and amenities at the Receivables Loan Approved Resorts that are available for use by Purchasers of Timeshare Interests in such Receivables Loan Approved Resort and that are more particularly described in Exhibit "D" attached hereto. In certain cases such facilities and amenities are not located within the boundaries of the timeshare regime at the applicable Receivables Loan Approved Resort as established pursuant to the applicable Declaration, but in such cases are subject to a Use Agreement.

      1.84 Revolving Credit Period. The period of time commencing on the Closing Date and expiring on the Maturity Date.

      1.85 Sales and Marketing Costs. All promotion, lead generation, sales commissions and other marketing expenses and costs incurred by Borrower in connection with selling and marketing of Timeshare Interests in each Receivables Loan Approved Resort.

      1.86 Servicing Agreement. That certain servicing agreement dated as of the date hereof, in form and substance satisfactory to Lender in its sole discretion, between Lender and Borrower, as servicer.

      1.87 Silverleaf Club. Silverleaf Club, a Texas non-profit corporation.

      1.88 Sovereign Facility. Individually and collectively, each of those certain credit facility provided by Sovereign Bank to Borrower pursuant to (a) that certain Second Amended and Restated Revolving Credit Agreement dated as of July 30, 2004, and (b) that certain Inventory and Receivables Revolving Credit Agreement dated as of July 30, 2004, including all other documents and instruments executed in connection therewith, as all of the same have been and may hereafter be amended, supplemented and modified from time to time.

      1.89 Suspension of Sales Order or Sanction. The issuance of any stay order, cease and desist order or similar judicial or nonjudicial sanction prohibiting the sale or marketing of Timeshare Interests.

      1.90 Tangible Net Worth. For any Person, at a particular date, (a) the aggregate amount of all assets of such Person as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of such Person, plus subordinated debt (excluding accrued interest on such subordinated debt) of such Person as approved by Lender.

      1.91 Textron Facility. Individually and collectively, those certain credit facilities provided by Textron Financial Corporation to Borrower pursuant to (a) that certain Amended and Restated Loan, Security and Agency Agreement (Tranche
A) dated as of April 30, 2002, (b) that certain Amended and Restated Loan, Security and Agency Agreement (Tranche B) dated as of April 30, 2002, (c) that certain Loan and Security Agreement (Tranche C) dated as of April 17, 2001, and
(d) that certain Amended and Restated Loan and Security Agreement dated as of

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                                       14

March 5, 2004, and all documents and other instruments executed in connection therewith, as all of the same have been and may hereafter be amended, supplemented and modified from time to time.

      1.92 Timeshare Act. Any statute, act, regulation, ordinance, rule or law applicable to the establishment and operation of the Receivables Loan Approved Resorts and the sale of Timeshare Interests.

      1.93 Timeshare Association. Individually and collectively, those certain non-profit corporations, or any successor associations thereto, created in the Declaration.

      1.94 Timeshare Documents. The Declaration, the bylaws and rules and regulations of the Timeshare Association, and all other documents and instruments relating to the Property, the Timeshare Association, and/or the Units, Common Areas, or Timeshare Interests thereat, including but not limited to public offering statements, Purchase Agreements, promissory notes, federal truth-in-lending disclosures, advertising and promotional materials of any and every type, contracts and agreements to which the Timeshare Association is subject, and any and all other documents, instruments, and other materials used, directly or indirectly, in connection with the marketing, sale, and financing of such Timeshare Interests. Each Timeshare Document shall be reviewed by Lender and accepted by Lender as a condition precedent to the Initial Advance.

      1.95 Timeshare Interest. A fee simple ownership interest in a Unit located at a Receivables Loan Approved Resort to be sold by Borrower to Purchasers comprised of either: (i) a Timeshare Interest which provides a Purchaser with a seven (7) consecutive day right of occupancy in a Unit located in a Receivables Loan Approved Resort every year ("Weekly Timeshare Interest"); or (ii) any combination of a Timeshare Interest which provides a Purchaser with a seven (7) consecutive day right of occupancy in a Timeshare Unit located in a Receivables Loan Approved Resort every other year ("Bi-annual Timeshare Interest"), as set forth in the applicable Declaration, with such interest being entitled to the right to the possession, use and occupancy of a Unit located in a Receivables Loan Approved Resort during the applicable time periods sold for such Weekly Timeshare Interest or Bi-annual Timeshare Interest, as applicable, and the use of all Common Elements and Resort Facilities.

      1.96 Timeshare Interest Mortgage. A recorded, first priority mortgage executed and delivered by each Purchaser to Borrower, securing a Pledged Note Receivable and encumbering all of the right, title and interest of each Purchaser in the related Timeshare Interest. With respect to Oak N' Spruce Resort only, an Assignment of Certificate of Beneficial Interest executed by each Purchaser and delivered to Borrower.

      1.97 Title Insurance Company. Chicago Title Insurance Company, or such other title insurance company as is acceptable to Lender, in its sole discretion.

      1.98 Title Policy. Defined in Section 4.1(h) of this Agreement.

      1.99 Unit. A part of the Property which is designated for occupancy.

      1.100 Unused Line Fee. An amount calculated as of the last day of each month equal to one-quarter of one percent (0.25%) per annum of the difference between (i) the Maximum Loan

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

Amount and (ii) the average outstanding principal balance of the Loan during such month commencing on the first day of the seventh (7th) month following the Closing Date, payable monthly in arrears by the first Business Day of the following month during the term of the Loan. Notwithstanding the foregoing, the Unused Line Fee shall be waived in the event the average outstanding principal balance of the Loan is in excess of $20,000,000 during such period.

      1.101 Upgraded Note Receivable. An Eligible Note Receivable made by the maker of an existing Pledged Note Receivable which is assigned to Lender in replacement of such Pledged Note Receivable and which satisfies the criteria established in this Agreement (other than clause (h) of the definition of Eligible Note Receivable; provided, that the sum of such maker's (i) down payment on such existing Pledged Note Receivable plus (ii) existing equity in such existing Pledged Note Receivable shall be equal to at least ten percent (10%) of the original purchase price of the relevant Timeshare Interest).

      1.102 Use Agreement. Each of those certain Recreation and Use Agreements whereby Purchasers have been granted the right to use and enjoy the Resort Facilities.

      1.103 Voting Equity. Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions) of such corporation or, in the case of a Person which is not a corporation, securities or similar equity or partnership interests which entitle the holder thereof to elect, select or control the management or policies of such Person.

      SECTION 2. THE LOAN

      Lender hereby agrees to make the Loan in accordance with all of the terms, provisions, and conditions hereof and of the other Loan Documents.

      2.1 Purposes. The proceeds of the Loan shall be used to pay all indebtedness secured by any liens (other than liens in favor of Lender) encumbering the Timeshare Interests related to the Pledged Notes Receivable and for working capital purposes. In addition, proceeds of the Loan shall be used to pay Borrower's costs associated with the closing of the Loan.

      2.2 Advances. So long as (i) no Event of Default exists and is continuing or (ii) Lender has not delivered notice of the occurrence of a Default as set forth in Sections 7.1 or 7.2 hereof and the failure to comply or violation subject of such notice has not been satisfied or cured by Borrower, Lender shall advance to Borrower, and Borrower may borrow, repay and re-borrow principal under the Loan, to be disbursed to Borrower in a series of Advances during the Revolving Credit Period, not to exceed at the time of any Advance an outstanding balance greater than the Borrowing Base. Advances shall be made in amounts of at least $50,000 but not more often than weekly.

      2.3 Interest Rate. The aggregate principal amount of all Advances of the Loan that are outstanding from time to time shall bear interest at a rate equal to the Interest Rate. Interest shall be due and payable monthly in arrears on the first Business Day of each month. The average monthly outstanding principal balance of the Loan shall bear interest in arrears as of Lender's wiring of funds through its receipt of repayment of the Loan (if received by Lender later than 1:00 p.m. eastern time, then interest accrual shall be through the next Business Day

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

following such receipt). If any statement furnished by Lender for the amount of a monthly payment due exceeded the actual amount that should have been paid because the LIBOR Rate decreased and such decrease was not reflected in the monthly statement, Borrower shall make the payment specified in the monthly statement from Lender and Borrower shall receive a credit for the overpayment, which credit shall be applied towards the next subsequent monthly payment due hereunder. If any statement furnished by Lender for the amount of a monthly payment due was less than the actual amount that should have been paid because the LIBOR Rate increased and such increase was not reflected in the monthly statement, Borrower shall make the payment specified in the monthly statement from Lender and Borrower shall be required to pay any resulting underpayment with the next subsequent monthly payment due hereunder. Immediately upon the occurrence of a Default or Event of Default and after the Maturity Date (if the Loan is not paid in full on the Maturity Date), at Lender's election, in its sole discretion, the Loan shall bear interest at the Default Rate. Lender may assess a late charge equal to five percent (5%) of each delinquent payment due hereunder if such payment is not paid by the time and in the manner required.

      2.4 Payments. Borrower agrees punctually to pay or cause to be paid to Lender, via wire transfer, or through application of funds from the Lockbox Account all principal and interest due under the Loan and other payments due hereunder as follows:

            (a) Weekly Payments From Lockbox Account.

                  (i) Lockbox Account. Borrower shall direct or otherwise cause the makers of each Pledged Note Receivable, in writing, to pay directly to Lockbox Agent all interest, principal, prepayments (both voluntary and mandatory), and other amounts of any and every description payable to Borrower by or on behalf of such maker pursuant to the applicable Pledged Note Receivable, the related Timeshare Interest Mortgage, or any other related documents or instruments. Such amounts shall be deposited by Lockbox Agent into the lockbox account established and maintained by Lockbox Agent in accordance with the provisions of the Lockbox Agreement (the "Lockbox Account") by 5:00 p.m. eastern time on each and every Business Day, prior to the Maturity Date. Lockbox Agent shall be responsible pursuant to the terms of the Lockbox Agreement for remitting to Lender, via wire transfer, 100% of cleared funds collected from the Pledged Notes Receivable in the Lockbox Account.

                  (ii) Application of Funds. All amounts received by Lender shall be applied by Lender on a weekly basis beginning on the last Business Day of each week in the following order of priority (A) first, to reimburse Lender for all costs, expenses, and other amounts due Lender hereunder or pursuant to the other Loan Documents other than principal and interest, including, without limitation, the costs, expenses and other amounts due Custodian; (B) second, to pay Lender all accrued but unpaid interest due under the Note; (C) third, to reduce the outstanding principal balance of the Loan as sufficient to maintain the Borrowing Base; (D) fourth, to reduce the outstanding principal balance of the Loan; and (E) fifth, to the payment of any other Obligations outstanding under this Agreement. If the amount of funds received by Lender from the Lockbox Agent with respect to any week is insufficient to pay in full the amounts provided for in clauses (A), (B) and (C) of the preceding sentence for such week, without notice or

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

      demand, Borrower shall pay the difference to Lender within the first seven
      (7) days of the next succeeding week.

                  (iii) Borrower's Receipt of Payments. In the event Borrower receives any payments on any of the Pledged Notes Receivable directly from or on behalf of the maker or makers thereof, Borrower shall receive all such payments in trust for the sole and exclusive benefit of Lender, and Borrower shall deliver to the Lockbox Agent all such payments (in the form so received from Borrower) as and when received by Borrower unless Lender shall have notified Borrower to deliver directly to Lender all payments in respect of the Pledged Notes Receivable which may be received by Borrower, in which event all such payments (in the form received) shall be endorsed by Borrower to Lender and delivered to Lender promptly upon Borrower's receipt thereof.

            (b) Final Payment. Notwithstanding any term, provision, or condition hereof to the contrary, the entire outstanding principal balance of the Loan, together with any and all accrued but unpaid interest thereon and all other Obligations, shall be paid in full via wire transfer by Borrower to Lender on or before the Maturity Date, as such may be extended pursuant to the terms of this Agreement.

            (c) Payment of Fees. Borrower agrees to pay Lender each of the following fees:

                  (i) Commitment Fee -- $500,000 is non-refundable and deemed earned at Closing and payable on the Closing Date; and

                  (ii) Unused Line Fee -- which is due commencing on the first day of the seventh (7th) month following the Closing Date and is payable monthly in arrears by the first Business Day of the following month during the term of the Loan; and which at such time shall automatically be paid from the proceeds of the Lockbox Account; provided, that the Unused Line Fee shall cease to accrue during any time the outstanding principal amount of the Loan exceeds $20,000,000.

      2.5 Prepayments.

            (a) Voluntary Prepayments. The Loan may not be prepaid in whole during the Revolving Credit Period; provided, however, subject to the terms of this Agreement, Borrower may prepay the Loan, in whole or in part, upon any whole loan sale, off balance sheet conduit sale or securitization, upon thirty
(30) days' prior written notice to Lender, so long as the Loan or this Agreement shall not be terminated. Any such prepayment must include all outstanding principal, accrued but unpaid interest, and all other Obligations.

            (b) Mandatory Prepayments. If at any time and for any reason, the outstanding unpaid principal balance of the Loan exceeds the aggregate amount of the Borrowing Base, Borrower shall either (A) prepay the principal balance of the Loan in an amount equal to the difference between the then aggregate outstanding principal balance of the Loan and the amount of the Borrowing Base, or (B) increase the aggregate principal amount of Eligible Notes Receivable, pledged to Lender so that the Borrowing Base exceeds the then outstanding principal balance of the Loan. The pledge and delivery to Lender of additional

RECEIVABLES LOAN AND SECURITY AGREEMENT

Eligible Notes Receivable shall comply with the document delivery and recordation requirements set forth in Section 4.2(b) of this Agreement and shall be accompanied by a written certification of Borrower to the effect that such additional Pledged Notes Receivable are Eligible Notes Receivable and that, giving effect to the pledge to Lender of such Eligible Note Receivable, the outstanding unpaid principal balance of the Loan is equal to or less than the Borrowing Base. Notwithstanding the foregoing, Borrower shall prepay the entire outstanding principal balance of the Inventory Loan upon repayment in full of the Loan and termination of this Agreement prior to the Maturity Date.

      2.6 Reassignment by Lender. In the event (a) the obligation under a Pledged Note Receivable and the related Timeshare Interest Mortgage has been satisfied in full by its maker or makers and all amounts paid thereunder actually received in good funds by Lender, (b) Borrower replaces a Pledged Note Receivable with an Eligible Note Receivable in accordance with the terms of this Agreement, or (c) another event occurs pursuant to which Lender in its reasonable discretion agrees with Borrower that a Pledged Note Receivable shall be returned to Borrower and Lender's lien with respect to the related Timeshare Interest Mortgage shall be released, Lender, upon receipt of a written request from Borrower, shall promptly reassign any Timeshare Interest Mortgage and endorse the related Pledged Note Receivable to Borrower, without recourse, in the form attached hereto as Exhibit "G" Lender shall cause all original collateral files related thereto to be returned to Borrower.

      2.7 Breakage Costs. Borrower hereby agrees to pay to Lender any amount necessary to compensate Lender for any losses or costs sustained by Lender if the Loan, or any portion thereof, is prepaid for any reason whatsoever on any date other than the Maturity Date or as the consequence of the breaking of any LIBOR contract.

      2.8 Additional Increased Costs. In the event that after the date of this Agreement, any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by Lender (for purposes of this Section 2.9, the term "Lender" shall include Lender and any corporation or bank controlling Lender) and the office or branch where Lender (as so defined) makes or maintains the Loan with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

            (a) subject Lender to any tax of any kind whatsoever with respect to this Agreement or any other Loan Document or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any other Loan Documents (except for changes in the rate of tax on the overall net income of Lender by the jurisdiction in which it maintains its principal office);

            (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

            (c) impose on Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Loan Document;

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                                       19
      and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining the Loan hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of the Loan by an amount that Lender deems to be material, then, in any case Borrower shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the LIBOR Rate. Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

      2.9 Basis For Determining Interest Rate Inadequate or Unfair. In the event that Lender shall have determined that:

            (a) reasonable means do not exist for ascertaining the LIBOR Rate for the Loan;

            (b) dollar deposits for three months are not available in the London interbank Eurodollar market; or

            (c) any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender (for purposes of this subsection the term "Lender" shall include the office or branch where Lender or any corporation or bank controlling such Lender makes or maintains the Loans) to make or maintain the Loan;

then Lender shall give Borrower prompt written, telephonic or telegraphic notice of such determination.

      2.10 Notes. Borrower agrees that:

            (a) upon written notice by Lender to Borrower that a promissory note or other evidence of indebtedness is requested by Lender to evidence the Loan and other obligations owing or payable to, or to be made by, Lender, Borrower promptly shall (and in any event within three (3) Business Days of any such request) execute and deliver to Lender an appropriate promissory note or notes in form and substance reasonably satisfactory to Lender and Borrower, payable to the order of Lender in a principal amount equal to the amount of the Loan owing or payable to Lender;

            (b) all references to "Note" or "Notes" in the Loan Documents shall mean Notes, if any, to the extent issued (and not returned to Borrower for cancellation) hereunder, as the same may be amended, supplemented, modified, divided and/or restated and in effect from time to time; and

            (c) upon Lender's written request, and in any event within three (3) Business Days of any such request, Borrower shall execute and deliver to Lender new Notes and/or split or divide the Notes, or any of them, in exchange for the then existing subject Notes, in such smaller amounts or denominations as Lender shall specify; provided, that the aggregate principal amount of such new, split or divided Notes shall not exceed the aggregate principal amount of the Notes outstanding at the time such request is made; and provided, further, that such Notes

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                                       20
that are replaced shall then be deemed no longer outstanding hereunder and replaced by such new Notes and returned to Borrower within a reasonable period of time after Lender's receipt of the replacement Notes.

            (d) Upon receipt of evidence reasonably satisfactory to Borrower of the mutilation, destruction, loss or theft of any Notes and the ownership thereof, Borrower shall, upon the written request of the holder of such Notes, execute and deliver in replacement thereof new Notes in the same form, in the same original principal amount and dated the same date as the Notes so mutilated, destroyed, lost or stolen; and such Notes so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Notes being replaced have been mutilated, they shall be surrendered to Borrower; and if such replaced Notes have been destroyed, lost or stolen, such holder shall furnish Borrower with an indemnity in writing to indemnify, defend and save it harmless in respect of such replaced Notes.

      SECTION 3. COLLATERAL

      3.1 Grant of Security Interest. To secure the payment and performance when due of the Obligations, for value received, Borrower hereby unconditionally and irrevocably assigns, pledges, and grants to Lender a continuing first priority security interest in and to the Collateral.

      3.2 Security Interest in All Pledged Notes Receivable. Notwithstanding that Lender is obligated, subject to the terms and conditions set forth herein and in the other Loan Documents, to make an Advance only in respect of Eligible Notes Receivable, Lender shall have a continuing security interest in and to all of the Pledged Notes Receivable and may collect and shall receive all payments made under or in respect of all Pledged Notes Receivable, including Eligible Notes Receivable that may become ineligible, until any of the same are released by Lender, if at all, pursuant to Section 11.10 below.

      3.3 Financing Statements. Borrower agrees, at its own expense, to execute the financing statements provided for by the Code, together with any and all other appropriate instruments and documents, and to take such other action as may be required, in Lender's reasonable judgment, in order to perfect and to continue the perfection of Lender's security interests in the Collateral and unless prohibited by law, Borrower hereby authorizes Lender to execute and file any such financing statements on Borrower's behalf.

      3.4 Location of Collateral. All tangible Collateral (other than Collateral delivered to Lender or Custodian) shall remain, at all times, within the Property or at the offices of Borrower, and Borrower may not transfer or cause the transfer of any such Collateral from such premises without the prior written approval of Lender.

      3.5 Protection of Collateral; Reimbursement.

            (a) Pledged Notes Receivable and Related Documents. The portion of the Collateral consisting of (i) the original Pledged Notes Receivable; (ii) the original Purchase Agreements (including any addenda thereto) related to such Pledged Notes Receivable; and (iii) originals or true copies of the related Timeshare Interest Mortgages, truth-in-lending disclosure statements and, if required by Lender, loan applications, any related Purchaser's or owner's acknowledgments and understandings, certificates of title, public offering statement and other

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                                       21
receipts, Payment Authorization Agreements and Exchange Company applications and disclosures shall be delivered, at Borrower's expense, to Lender at its address as set forth in Section 11.1 hereof and, except as otherwise expressly provided herein to the contrary, held in Lender's possession, custody, and control until all of the Obligations have been fully satisfied or Lender expressly agrees to release such documents. Alternatively, Lender, in its sole discretion, may elect for Custodian to accept delivery of and maintain possession, custody, and control of all such documents and instruments on behalf of Lender during such period of time. Each original Pledged Note Receivable in favor of Borrower and delivered by Borrower to Lender shall be duly endorsed by Borrower with the words: "Pay to the order of CAPITALSOURCE FINANCE LLC, together with its successors and assigns, with recourse."

            (b) Storage; Liability. The portion of the Collateral delivered to Lender or Custodian as described above shall be segregated by Lender or Custodian, as the case may be, and stored in a secure, fire-resistant filing cabinet, access to which is limited in a commercially reasonable manner. Borrower agrees that such storage is and shall be deemed to constitute reasonable care by Lender with respect to such Collateral. Except to the extent expressly included in the Custodian's fee as set forth in the Custodial Agreement, all insurance and other expenses of protecting the Collateral, including, without limitation, storing, warehousing, insuring, handling, maintaining, and shipping the Collateral, and any and all excise, property, intangible, sales, and use taxes imposed by any state, federal, or local governmental authority on any of the Collateral or in respect of the sale thereof shall be paid by Borrower. Provided that Lender or Custodian retains the original Pledged Notes Receivable and related Timeshare Interest Mortgages and originals or copies of the related Timeshare Documents, delivered to it and stores it in a secure, fire-resistant filing cabinet as provided above, Lender shall not be liable or responsible in any way for the safekeeping of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, Lockbox Agent, Custodian, or any other Person whomsoever, excluding damages or losses that occur as a result of Lender's gross negligence or willful misconduct.

      3.6 Cross-Collateralization and Default. The Collateral shall secure all of the Obligations. All Liens, pledges, assignments, mortgages, security interests, and other collateral granted to or for the benefit of Lender pursuant hereto or any other related documents or instruments shall also secure the Obligations as well as the "Obligations" as defined in the Inventory Loan Agreement. In addition, the Loan and all other loans made by Lender to Borrower or any Affiliate of Borrower (including, but not limited to, the Inventory Loan) shall be cross-defaulted such that any event of default with respect to any such loan shall constitute an Event of Default hereunder, and vice versa.

      3.7 Liability. Any and all amounts for which Borrower may become liable hereunder and all costs and expenses (including reasonable attorneys' and paralegals' fees, legal expenses, and court costs) that Lender actually incurs in enforcing or protecting its Lien on, or rights and interest in, the Collateral or any of its rights or remedies under this Agreement or any other Loan Document or in respect to any of the transactions to be had hereunder or thereunder, until paid by Borrower to Lender with interest at the Default Rate, shall be included among the Obligations and, as such, shall be secured by all of the Collateral.

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                                       22

      SECTION 4. CONDITIONS PRECEDENT TO CLOSING AND FUNDING PROCEDURES

      The obligation of Lender to enter into this Agreement and to fund the Loan shall be subject to the complete satisfaction of each of the conditions precedent set forth below and elsewhere in the Loan Documents:

      4.1 Conditions Precedent. On or prior to the Closing Date:

            (a) Execution and Delivery. Borrower shall execute and cause to be notarized, witnessed, and attested, as appropriate, and delivered to Lender the Loan Documents, together with such additional documents and certifications as Lender and its counsel may reasonably require in order to ensure that all conditions precedent to the closing of the Loan and the making of Advances hereunder have been satisfied in all respects.

            (b) Opinion of Borrower's Counsel. Lender shall have received from duly licensed outside counsel for Borrower acceptable to Lender such legal opinions, in form and substance satisfactory to Lender, covering such items as may be required by Lender, in its sole discretion, including, without limitation, that the Loan Documents are valid, binding, and legally enforceable in accordance with their terms and that they do not violate any applicable usury or other Applicable Laws and the delivery and endorsement by Borrower of such Pledged Notes Receivable in the manner prescribed herein, the execution and delivery to Lender of a Master Pledge and Assignment of Note Receivables and Timeshare Interest Mortgages, and, with respect to Receivables Loan Approved Resorts other than Oak N' Spruce Resort, the recordation of such Master Pledge and Assignment of Notes Receivable and Timeshare Interest Mortgages and a corresponding UCC Financing Statement with the Texas Secretary of State will create in favor of Lender a valid and perfected continuing first priority Lien and security interest in and to such Pledged Notes Receivable.

            (c) Representations, Warranties, Covenants, and Agreements. The representations and warranties contained in the Loan Documents and in any certificates delivered to Lender in connection with the closing shall be true and correct in all material respects, and all covenants and agreements required to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Lender.

            (d) Borrower's Background Documents. Borrower shall have delivered to Lender and Lender shall have approved each of the following:

                  (i) Borrower's Organizational Documents. Copies of Borrower's organizational documents, including but not limited to its certificate of incorporation and bylaws, together with any amendments thereto, certified to be true and complete by the Secretary of Borrower.

                  (ii) Good Standing Certificate. Current good standing certificate for Borrower issued by the Texas Secretary of State.

                  (iii) Authorizations; Resolutions; Incumbency Certificates. A certified resolution of Borrower authorizing the execution of all Loan Documents and the

RECEIVABLES LOAN AND SECURITY AGREEMENT
      performance of all Obligations thereunder. Such resolution shall be accompanied by a certificate from Borrower, signed by a duly authorized officer of Borrower and dated as of the Closing Date, indicating the incumbency, authority, and signatures of the members or officers of such entity authorized to sign, on behalf of such entity, this Agreement and the other Loan Documents to which such entity is a party.

            (e) Financial Statements. Lender shall have received and approved the Financial Statements required pursuant hereto, or otherwise required by Lender, for Borrower, all in form and substance satisfactory to Lender.

            (f) Proceedings Satisfactory. All actions taken in connection with the execution and delivery of the Loan Documents, and all documents and papers related thereto, shall be completely satisfactory to Lender and its counsel. Lender and its counsel shall have received copies of all such documents, instruments, and other items as Lender or its counsel may reasonably request in connection therewith, all in form and substance satisfactory to Lender and its counsel.

            (g) Expenses. Borrower shall have paid all fees, expenses, and other amounts required to be paid prior to or on the Closing Date, pursuant to this Agreement.

            (h) Title Insurance. Borrower shall deliver or cause to be delivered to Lender a mortgagee's title insurance commitment at the time of each Advance covering Timeshare Interest Mortgages which are included as part of such Advance (other than Timeshare Interest Mortgages covering Timeshare Interests in Oak N' Spruce Resort), underwritten by a company acceptable to Lender in all respects, to insure the lien of each Timeshare Interest pledged to Lender in an amount not less than the applicable Pledged Notes Receivable balance and containing such affirmative coverage as Lender deems reasonably necessary. A mortgagee title insurance policy consistent with the subject title insurance commitment and naming Borrower, its successors and assigns as insured mortgagee shall be delivered with respect to the Timeshare Interest Mortgages which make up each Advance (other than Timeshare Interest Mortgages covering Timeshare Interests in Oak N' Spruce Resort) within sixty (60) days of the date of the Advance on such Pledged Notes Receivable and must insure that the applicable Timeshare Interest Mortgage creates a first priority lien in and to the financed Timeshare Interest in favor or Lender, as assignee of Borrower, with such exceptions and conditions to title as Lender shall approve in writing.

            (i) Purchase Agreement. Borrower shall deliver to Lender or, at the option of Lender in its sole discretion, Custodian, each Pledged Note Receivable endorsed to the order of Lender and an original Purchase Agreement, disclosure statement, copy of the Timeshare Interest Mortgage and the Master Pledge and Assignment of Notes Receivable and Timeshare Interest Mortgages in respect of each of the Eligible Notes Receivable which Borrower proposes to assign to Lender and upon which Borrower is basing the requested Advance, together with copies of the settlement statement and other documents as further described in the Custodial Agreement.

            (j) Evidence of Insurance. Lender has received certified copies of all insurance policies and endorsements thereto or other evidence satisfactory to Lender, in its sole

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                                       24
discretion. In addition, Lender has written evidence that Borrower has obtained and maintained all policies of insurance required by and in accordance with
Section 6.1(c) hereof, including but not limited to copies of the most current paid insurance premium invoices for such policies.

            (k) Applicable Laws. Lender has received evidence satisfactory to Lender that all existing Improvements at the Property are and will be in compliance with all applicable zoning, building, and other Applicable Laws in connection with the establishment of the Property, the operation of the Property, the sale, use and marketing of Timeshare Interests, and the occupancy of Units at the Property.

            (l) Litigation. Other than those certain matters described in Exhibit "H" hereto, there is no pending or threatened bankruptcy, foreclosure, or other material litigation or judgments outstanding against or with respect to the Property, all or any portion of the Collateral or Borrower (each a "Material Party"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is a plaintiff and no counterclaim is pending; or (ii) Lender determines, in its sole discretion, that such litigation is immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Lender shall have obtained an independent search, at Borrower's expense, confirming that no such bankruptcy, foreclosure action, or other material litigation or judgment exists.

            (m) Code/Other Searches. Lender has obtained such searches of the applicable public records as it deems necessary under all Applicable Laws to verify that it has a first and prior perfected Lien and security interest covering all of the Collateral.

            (n) Taxes and Assessments. Lender has received copies of the most current tax bills related to the Property, including the real property, and Timeshare Interests, together with evidence satisfactory to it that all taxes and assessments owed by or for which Borrower is responsible for collection have been paid prior to becoming delinquent, which taxes and assessments include, without limitation, sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangible taxes, real property taxes, income taxes, and any assessments related to the Property and/or the real property, or Timeshare Interests. Lender shall also have received information satisfactory to Lender disclosing the tax identification numbers, tax rates, estimated tax values, assessment ratios, and estimated assessment values or amounts with respect to its interest in the Property and the real property and the identities of the taxing authorities having jurisdiction over the real property and the Property as well as the instrumentalities and entities having the power and jurisdiction to impose assessments against the real property or the Property.

            (o) Intercreditor Agreements. Lender shall have entered into intercreditor agreements, in form and substance satisfactory to Lender, with each of Textron Finance Corporation, Sovereign Bank and any other lenders or financial institutions from time to time providing financing to Borrower and its Affiliates as requested by Lender from time to time.

            (p) Physical Inspection. Lender may, in its sole discretion, cause to be made its own physical inspection of the Property or its Collateral. If Lender's physical inspection indicates that any structural or mechanical defect exists with respect to all or any portion of the Property or its Collateral (including Units which include Timeshare Interests which are related to

RECEIVABLES LOAN AND SECURITY AGREEMENT
any Pledged Note Receivable), Lender shall have the right to engage an independent engineering firm to prepare a structural and mechanical engineering report covering the Property confirming that the Property and the improvements thereat are in all material respects mechanically and structurally sound. If the structure is found to be defective, the cost of any requisite remedial work with respect to the mechanical and structural condition of the Property which is required as a result of the findings of such report which raise questions about the structural soundness of the Property shall be borne entirely by Borrower.

            (q) Permits and Approvals. Lender has received copies of satisfactory evidence that the real property, the Units, and other improvements thereto, and the use of the Property are in compliance with all Applicable Laws, including, without limitation: (i) Environmental Laws; (ii) erosion control ordinances; (iii) doing-business and licensing laws, including those governing alcohol and beverages; (iv) the Americans with Disabilities Act of 1990 and any other laws protecting disabled or handicapped persons; and (v) zoning laws. All such permits and approvals granted to Borrower shall continue to be legally valid and shall remain in full force and effect for so long as any Obligations remain outstanding.

            (r) Timeshare Interest Sales. Lender has received written evidence to the effect that Borrower has complied in all respects with all Applicable Laws relating to the marketing and sale of Timeshare Interests, including but not limited to any Encumbered Timeshare Interests, at or with respect to the Property, including but not limited to timeshare registration statutes, rules, and regulations.

            (s) Compliance with Applicable Laws. Lender has received written evidence satisfactory to it, in its Permitted Discretion, that all Units in which Borrower is selling Timeshare Interests have been properly submitted to the Declaration in full compliance with all Applicable Laws.

            (t) Inventory Loan Conditions. Each of the conditions to the initial advance under the Inventory Loan Agreement shall have been satisfied.

            (u) Miscellaneous. Such other matters as Lender shall reasonably require.

      True copies or to the extent required hereby, originals of all of the above referenced documents, instruments, forms, opinions, and other materials shall be delivered to Lender or its Counsel prior to the Closing Date.

      4.2 Funding Procedures.

            (a) Initial Advance. Subject to all of the terms, provisions, and conditions hereof and of the other Loan Documents, Lender shall make an Initial Advance to Borrower exclusively for the purposes set forth in Section 2 above promptly following Lender's perfection of its Liens and security interests in all other Collateral, and Borrower's complete satisfaction of all other conditions precedent to such Initial Advance set forth herein and in the other Loan Documents.

RECEIVABLES LOAN AND SECURITY AGREEMENT

            (b) Requests for Advances. Each request for an Advance under the Loan shall be completed on the appropriate form attached hereto as Exhibit "I" attached hereto and incorporated herein by this reference (the "Advance Request") and shall:

                  (i) Be in writing (in the form of Exhibit "I");

                  (ii) Specify the principal amount of the Advance requested;

                  (iii) Confirm the amount of the then current Borrowing Base (and provide back up as requested by Lender);

                  (iv) Confirm that all representations and warranties of Borrower contained in this Agreement are true and correct as of the date of the Advance Request and, after giving effect to the making of the requested Advance, will be true and correct as of the date on which the Advance is to be made;

                  (v) State that no Default or Event of Default exists as of the date of the Advance Request and, after giving effect to the making of such Advance, no Default or Event of Default would exist as of the date on which the Advance is to be made;

                  (vi) Be delivered to the office of Lender as set forth in
      Section 11.1 hereof at least five (5) Business Days prior to the date of the requested Advance;

                  (vii) Be signed by a duly authorized officer of Borrower;

                  (viii) Be accompanied by Borrower's sworn written certificate to the effect that, to the best knowledge of Borrower and to the extent applicable, Borrower:

                        (A) Has received no notice of any asserted or threatened
            defense, offset, counterclaim, discount, or allowance in respect of each Eligible Note Receivable to be pledged to Lender through a collateral assignment of all of Borrower's right, title, and interest therein in connection with such Advance; and

                        (B) Has received no notice of any asserted or threatened
            defense, offset, counterclaim, discount, or allowance in respect of any Eligible Note Receivable or Pledged Note Receivable.

                  (ix) Be accompanied by such additional items as Lender shall reasonably require, including, without limitation:

                        (A) An aging report, in form and substance satisfactory
            to Lender in its sole discretion, on the applicable Pledged Notes Receivable; and

                        (B) A delinquency report, in form and substance
            satisfactory to Lender in its sole discretion, showing which Notes Receivable in connection with the Advance are contractually past due and the duration of each such delinquency.

RECEIVABLES LOAN AND SECURITY AGREEMENT

                    (x) Provided that no Default or Event of Default hereunder has occurred and is continuing, each Advance shall be made within three
      (3) Business Days following the last to occur of (a) Lender's receipt of the Advance Request (as hereinafter defined) and all items required to be submitted to Lender hereunder, including but not limited to those items referenced in this Section 4.2 (to the extent applicable) and (b) Lender's receipt of a written certification from Custodian that confirms that Custodian has in its possession each of the documents, instruments, and other items required to be delivered to Custodian pursuant to the Custodial Agreement (unless Lender, in its sole discretion, has elected to take possession of such documents, instruments, and other items itself).

            (c) Loan Documents/Collateral. Not less than five (5) days prior to the date of any Advance (unless Lender, in its sole discretion, elects to shorten such time frame), Borrower shall have:

                  (i) Delivered to Lender and Custodian a list of all Eligible Notes Receivable, that are intended to be the subject of such requested Advance, indicating the unpaid principal balance owing on each of the Pledged Notes Receivable deemed to be an Eligible Note Receivable, together with such additional information as Lender may request;

                  (ii) Delivered to Lender and Custodian (or, if Lender shall so instruct, a designee appointed by Lender in writing) all documents, instruments, and other items described in Section 4.1 above and in the Custodial Agreement;

                  (iii) Delivered to Lender (or if Lender shall so instruct, a designee appointed by Lender in writing) for the Initial Advance only an original Master Pledge and Assignment of Notes Receivable and Timeshare Interest Mortgages, duly executed and in proper form for recording, assigning to Lender all of Borrower's right, title and interest in and to each Pledged Note Receivable identified in the exhibit or schedule thereto, together with all accounts, chattel paper and general intangibles related thereto and the cash and non-cash proceeds thereof ("Master Collateral Assignment"). Such Master Collateral Assignment shall be recorded in connection with the Initial Advance. In addition, if applicable, Borrower shall have delivered to Lender (or if Lender shall so instruct to Custodian) for each Advance subsequent to the Initial Advance a Supplemental Pledge and Assignment of Notes Receivable and Timeshare Interest Mortgages in the form of Exhibit "J" hereto, duly executed and in proper form for recording, assigning to Lender all of Borrower's right, title, and interest in and to each such Pledged Note Receivable and Timeshare Interest Mortgages identified in the exhibit or schedule thereto, together with all accounts, chattel paper, and general intangibles related thereto and the cash and non-cash proceeds thereof ("Supplemental Collateral Assignment"). Such Master Collateral Assignment (for the Initial Advance only) and such Supplemental Collateral Assignment (for each Advance subsequent to the Initial Advance) shall be recorded in the Public Records of Habersham County, Georgia; Lake County, Illinois; Comal County, Texas; Taney County, Missouri; Wood County, Texas; Smith County, Texas; Stone County, Missouri; Montgomery County, Texas; Galveston County, Texas; Jefferson County, Missouri; and Polk County, Florida, as applicable.

RECEIVABLES LOAN AND SECURITY AGREEMENT

                  (iv) With respect to any Advance in connection with Pledged Notes Receivable generated at Oak N' Spruce Resort, delivered to Lender an Assignment of Certificate of Beneficial Interest securing such Pledged Note Receivable acceptable to Lender in its sole discretion and evidence that Borrower has filed a UCC-1 financing statement in the state where the Purchaser is located naming Borrower as the secured party and Lender as Borrower's assignee.

                  (v) Lender and Borrower agree that in accordance with the terms herewith, that Lender shall make Advances to Borrower upon receipt of an Advance Request without the requirement that the Borrower submit additional Notes Receivable for funding so long as there is availability under the Borrowing Base at the time of such Advance Request.

                  (vi) For the Initial Advance only, delivered to Lender (or if Lender shall so instruct, a designee appointed by Lender in writing) original UCC-1 financing statements covering the Collateral in general, to be recorded with the Secretary of State of the State of Texas.

      The Timeshare Interest Mortgages relating to each Pledged Note Receivable collaterally assigned to Lender must have evidence thereon of payment of all required documentary stamps and intangible taxes, if any.

            (d) Other Conditions. In addition to the other conditions set forth in this Agreement, the making of any Advance shall be subject to the complete satisfaction of all of the following conditions:

                  (i) No Default or Event of Default exists immediately prior to the making of such requested Advance or, after giving effect thereto, immediately after the making of such requested Advance;

                  (ii) The Pledged Note Receivable as to which such Advance is sought is not located at a Receivables Loan Approved Resort where a Loss of License has occurred;

                  (iii) The Pledged Note Receivable as to which such Advance is sought is not located at a Receivables Loan Approved Resort where Borrower has received a Suspension of Sales Order or Sanction;

                  (iv) The date on which any Advance is to be made is a Business Day;

                  (v) Lender has determined that each Pledged Note Receivable as to which such Advance is sought is an Eligible Note Receivable and that such requested Advance will not be in an amount greater than the Borrowing Base;

                  (vi) Lender has determined that the weighted average FICO score for the aggregate Pledged Note Receivables as to which such Advance is sought is greater than 640;

RECEIVABLES LOAN AND SECURITY AGREEMENT

                  (vii) Lender has determined that no more than twenty-five percent (25%) of the unpaid principal balance of the aggregate Pledged Note Receivables as to which such Advance is sought shall have makers with FICO scores below 600 (including makers who have no FICO score at all);

                  (viii) Lender has determined that no more than five percent (5%) of the unpaid principal balance for the aggregate Pledged Note Receivables as to which such Advance is sought shall have makers who have no FICO score at all;

                  (ix) Lender has determined that no more than five percent (5%) of the unpaid principal balance of the aggregate Pledged Note Receivables as to which such Advance is sought shall be related to downgraded Timeshare Interests;

                  (x) All representations and warranties contained herein, in the other Loan Documents, and in any certificates delivered to Lender in connection with the Loan are true and correct in all material respects;

                  (xi) Lender has received evidence satisfactory to Lender, in its reasonable discretion, that the Receivables Loan Approved Resorts and the Silverleaf Club are affiliated with the Exchange Company; and

                  (xii) Lender has received evidence satisfactory to Lender, in its Permitted Discretion, that all of Borrower's interest in the Receivables Loan Approved Resort (including the marketing and sale of Timeshare Interests thereat or with respect thereto) and the Collateral is in full compliance with all Applicable Laws.

      SECTION 5. GENERAL REPRESENTATIONS AND WARRANTIES

      Borrower hereby represents and warrants to Lender as follows:

      5.1 Organization, Standing, Qualification. Borrower is a Texas corporation organized, validly existing, and in good standing under the laws of the State of Texas and as a foreign corporation under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires licensing and qualification. Borrower has all requisite power to conduct its business and to execute, deliver, and perform its obligations under the Loan Documents.

      5.2 Authorization, Enforceability, Etc.

            (a) The execution, delivery and performance by Borrower of the Loan Documents to which it is a party has been duly authorized by all necessary corporate action by Borrower and does not and will not (i) violate any provision of Borrower's certificate of incorporation or bylaws or other agreement, statute, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect to which Borrower is a party or is subject; (ii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower other than Liens in favor of Lender and the Permitted Liens and Encumbrances; or (iii) result in a breach of, or constitute a default by Borrower under, any indenture, loan, or credit agreement or any other agreement, document, instrument, or certificate

RECEIVABLES LOAN AND SECURITY AGREEMENT
to which Borrower is a party or by which it or any of its assets are bound or affected, including but not limited to any loan from or agreement of any type with a third party lender.

            (b) No approval, authorization, order, license, permit, franchise, or consent of, or registration, declaration, qualification, or filing with, any governmental authority or other Person is required in connection with the execution, delivery, and performance by Borrower of any of the Loan Documents to which it is a party in addition to those that have already been obtained.

            (c) The Loan Documents constitute legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

            (d) The execution and delivery of the Loan Documents, the delivery and endorsement to Lender of the Pledged Notes Receivable, the filing of a UCC-1 financing statement with the Secretary of State of the State of Texas, and the recordation (as appropriate) of the Master Collateral Assignment (with respect to the Initial Advance) and the Supplemental Collateral Assignment (with respect to all subsequent Advances) and the other Loan Documents create in favor of Lender valid and perfected first priority Liens and security interests in and to all of the Collateral other than Collateral related to Oak N' Spruce Resort. With respect to Oak N' Spruce Resort, the execution and delivery of the Loan Documents, the delivery and endorsement to Lender of the Pledged Notes Receivable, the filing of a UCC-1 financing statement with the Secretary of State of the State of Texas, the delivery of an Assignment of Certificate of Beneficial Interest securing such Pledged Note Receivable and the filing of a UCC-1 financing statement in the state where the Purchaser is located naming Borrower as the secured party and Lender as Borrower's assignee and the other Loan Documents create in favor of Lender valid and perfected first priority Liens and security interests in and to all of the Collateral related to Oak N' Spruce Resort. The Collateral secures the full payment and performance of the Obligations.

            (e) To the best of Borrower's knowledge, none of the Pledged Notes Receivable is forged or has affixed thereto any unauthorized signatures or has been entered into by any Person without the required legal capacity.

            (f) There have been no material modifications or amendments whatsoever to the Pledged Notes Receivable, other than those expressly approved by Lender in writing, the originals of which have been delivered to Custodian.

            (g) To the best of Borrower's knowledge, the makers of the Eligible Notes Receivable have no defenses, offsets, claims, or counterclaims, relating thereto or to the related Timeshare Interest Mortgages or any other related documents or instruments.

            (h) The Pledged Notes Receivable are and shall remain in full force and effect as valid and binding obligations of the respective makers thereof in favor of Lender, as the collateral assignee of Borrower's right, title, and interest therein.

            (i) The grant of the security interests described herein by Borrower in favor of Lender has not adversely affected and will not adversely affect the validity or enforceability

RECEIVABLES LOAN AND SECURITY AGREEMENT
of the obligations of the respective makers of the Pledged Notes Receivable thereunder or pursuant to their respective Timeshare Interest Mortgages or any related documents or instruments.

            (j) Lender is not and shall not be required to take, and Borrower has taken, any and all required steps to perfect and maintain Lender's security interests in the Collateral (other than maintaining or causing Custodian to maintain possession, custody, and control of the portion of the Collateral constituting instruments and timely filing continuation statements for UCC financing statements); and Lender is not and shall not be required to collect or realize upon the Collateral or any distribution of interest or principal, nor shall loss of, or damage to, any Collateral release Borrower from any of the Obligations.

      5.3 Financial Statements and Business Condition. The Financial Statements fairly present the respective financial conditions and results of operations of Borrower as of the date or dates thereof and for the periods covered thereby. There are no material liabilities, direct or indirect, fixed or contingent, of Borrower as of the dates of such Financial Statements that are not reflected therein or in the notes thereto that have not otherwise been disclosed to Lender in writing. There has been no material adverse change in the financial condition of Borrower from the financial condition shown in its Financial Statements, nor has Borrower incurred any material liabilities, direct or indirect, fixed or contingent, that are not shown in its Financial Statements. Borrower is able to pay all of its debts as they become due, and Borrower will maintain such solvent financial condition, giving effect to the Obligations, as long as Borrower is obligated to Lender under this Agreement or any of the other Loan Documents. Borrower's Obligations under this Agreement and the other Loan Documents will not render Borrower unable to pay its debts as they become due.

      5.4 Taxes. Borrower represents and warrants that (a) it has paid in full all ad valorem taxes and other taxes and assessments levied against the Property which are due and payable, and Borrower knows of no basis for any additional taxes or assessments against the Property or Collateral; and (b) it has filed all tax returns required to have been filed by it and has paid or will pay, prior to delinquency, all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes that are payable by it. No tax audit is pending or threatened with respect to Borrower.

      5.5 Title to Collateral and Other Properties; Prior Liens. Borrower has good and marketable title to all of the Collateral, including but not limited to all interest of Borrower, as mortgagee under the Encumbered Timeshare Interests, and Pledged Notes Receivable, together with all rights, properties, and benefits appurtenant or related thereto. Other than those granted in favor of Lender, there are no Liens, security interests, charges, or other encumbrances against all or any portion of the Collateral, except for the Permitted Liens and Encumbrances set forth in Exhibit "E," hereto. No financing statement or other instrument similar in effect covering all or any portion of the Collateral, is on file in any filing or recording office, except such as may have been filed or recorded in favor of Lender. Borrower does not own any Furnishings or other tangible personal property in any Unit located at any Receivables Loan Approved Resort.

      5.6 Litigation, Proceedings, Etc. There are no actions, suits, proceedings, orders, or injunctions pending or threatened against or affecting Borrower, its Affiliates, or the Property, at law or in equity, or before or by any governmental authority or other tribunal, which (a) could

RECEIVABLES LOAN AND SECURITY AGREEMENT
have a material adverse effect on Borrower, any Affiliate of Borrower, or the Property that have not been fully disclosed to Lender in writing; or (b) could have a material adverse effect on all or any portion of the Collateral. Exhibit "H," attached hereto and incorporated herein by this reference, describes all currently pending litigation against Borrower or any Affiliate of Borrower.

      5.7 Licenses, Permits, Etc. Borrower possesses and will at all times continue to possess all requisite franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exemptions, and orders as are reasonably necessary or appropriate to carry on its business as it is now being conducted, without any known conflict with the rights of others and, with respect to Borrower and the Collateral, in each case subject to no mortgage, pledge, Lien, lease, encumbrance, charge, security interest, title retention agreement, or option other than the Permitted Liens and Encumbrances. All such franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exemptions, and orders are presently in full force and effect, and there is no action currently pending or threatened effort to revoke or modify any of them.

      5.8 Environmental Matters. The Property contains no Hazardous Materials, and no Hazardous Materials are used or stored at or transported to or from the Property. Neither Borrower nor any representative of Borrower has received notice from any governmental agency or other Person with regard to Hazardous Materials on, under, or affecting all or any portion of the Collateral, and neither Borrower nor any Collateral are in violation of any Environmental Laws.

      5.9 Full Disclosure. NO INFORMATION, EXHIBIT, OR WRITTEN REPORT OR THE CONTENT OF ANY SCHEDULE FURNISHED BY OR ON BEHALF OF BORROWER TO LENDER IN CONNECTION WITH THE LOAN, OR THE COLLATERAL, AND NO REPRESENTATION OR STATEMENT MADE BY BORROWER IN ANY LOAN DOCUMENT, CONTAINS ANY MATERIAL MISSTATEMENT OF FACT OR OMITS THE STATEMENT OF A MATERIAL FACT NECESSARY TO MAKE THE STATEMENT CONTAINED HEREIN OR THEREIN NOT MISLEADING. TO THE BEST OF ITS KNOWLEDGE, BORROWER KNOWS OF NO FACT OR CONDITION THAT COULD ADVERSELY AFFECT THE OPERATION OF, AND/OR SALES OF TIMESHARE INTERESTS WITH RESPECT TO, THE PROPERTY IN ACCORDANCE WITH ALL APPLICABLE LAWS OR IMPEDE OR PRECLUDE BORROWER'S PERFORMANCE OF ITS OBLIGATIONS PURSUANT TO THE LOAN DOCUMENTS.

                                                Borrower's Initials: /S/ HJW

      5.10 Use of Proceeds/Margin Stock. None of the proceeds of the Loan will be used to purchase or carry any "margin stock" (as defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Loan will be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve

RECEIVABLES LOAN AND SECURITY AGREEMENT

System, 12 C.F.R. Part 11. The proceeds of the Loan will be disbursed for the purposes set forth in Section 2.1 hereof.

      5.11 No Defaults. No Default or Event of Default exists, and there is no breach or violation in any material respect of any term of any document, contract, agreement, charter instrument, bylaws, or other instrument to which Borrower is a party or by which it may be bound.

      5.12 Restrictions on Borrower. Borrower is not a party to any contract or agreement, or subject to any Lien, charge, or restriction, that materially and adversely affects its business. Borrower will not be, on or after the Closing Date, a party to any contract or agreement that restricts its right or ability to incur indebtedness (other than the agreements executed in connection with the Sovereign Facility) and Borrower shall not be party to a contract or agreement that prohibits Borrower's execution and delivery of, or compliance with the terms of, this Agreement or the other Loan Documents. Borrower has not agreed or consented to cause or permit in the future (upon the happening of any contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien except in favor of Lender as provided hereunder and the Permitted Liens and Encumbrances.

      5.13 Broker's Fees. Lender and Borrower each represent to each other that neither of them has made any commitment or taken any action that could result in a claim for any broker's, finder's, or other similar fees or commissions with respect to the Loan as contemplated by this Agreement. Borrower agrees to indemnify Lender and save and hold Lender harmless from and against all claims of any Person for any broker's or finder's fee, commission, or similar amount, unless such claim arises as the result of any commitment or action of Lender, and this indemnity shall include reasonable attorneys' fees and legal expenses. Lender agrees to indemnify Borrower and save and hold it harmless from and against all claims of any Person for any broker's or finder's fee, commission, or similar amount, unless such claim arises as the result of any commitment or action of Borrower, and this indemnity shall include reasonable attorneys' fees and legal expenses.

      5.14 Tax Identification Number. Borrower's federal taxpayer identification number is 75-2259890.

      5.15 Legal Compliance. Borrower has, in all material respects, complied fully with all Applicable Laws in connection with the Property and the Collateral, including but not limited to (i) the Interstate Land Sales Full Disclosure Act; (ii) any applicable condominium and timeshare statutes, rules, and regulations, including but not limited to, those governing the administration and operation of the Timeshare Association and those requiring registration of the Timeshare Interests as a legal prerequisite to the marketing and sale thereof, including, without limitation, the Timeshare Act. (iii) Regulation Z of the Federal Reserve Board; (iv) the Equal Credit Opportunity Act; (v) Regulation B of the Federal Reserve Board; (vi) Section 5 of the Federal Trade Commission Act; (vii) all applicable state and federal securities laws; (viii) all applicable usury laws; (ix) all applicable trade practices, home and telephone solicitation, sweepstakes, lottery, and other consumer credit and protection laws; (x) all applicable real estate sales licensing, disclosure, reporting, and escrow laws; (xi) the Americans with Disabilities Act of 1990 and all other accessibility requirements; (xii) the federal postal laws; (xiii) the Real Estate

RECEIVABLES LOAN AND SECURITY AGREEMENT

Settlement Procedures Act; (xiv) the Fair Housing Act of 1968;(xv) the FTC Privacy Act and (xvi) all amendments to and rules and regulations promulgated under the foregoing, all if and as applicable. Furthermore, the Property and the improvements (including the Improvements) thereat have been constructed and are and will continue to be operated in compliance with all applicable zoning requirements, building codes, subdivision ordinances, licensing requirements, all covenants, conditions, and restrictions of record, and all other Applicable Laws. Borrower has registered or is exempt from registration in each of the states set forth on Exhibit "K" attached hereto. Borrower's marketing and sales practices are in compliance with all Applicable Laws including, without limitation, its lead generation techniques. Borrower has not been contacted or notified of any Federal Trade Commission or Texas trade commission inquiry or investigation or any Department of Justice or Texas Attorney General inquiry or investigation in connection with the marketing and sale of Timeshare Interests.

      5.16 Deferred Compensation Plans. Borrower has no pension, profit sharing, or other compensatory or similar plan (herein called a "Plan") providing for a program of deferred compensation for any employee or officer. No fact or situation, including but not limited to any "Reportable Event," as that term is defined in Section 4043 of the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time (the "Pension Reform Act"), exists or will exist in connection with any Plan of Borrower that might constitute grounds for termination of any Plan by the Pension Benefit Guaranty Corporation or cause the appointment by the appropriate United States District Court of a Trustee to administer any such Plan. No "Prohibited Transaction" within the meaning of Section 406 of the Pension Reform Act exists or will exist upon the execution and delivery of this Agreement or the performance by the parties hereto of their respective duties and obligations hereunder. Borrower will (a) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Sections 302 through 305 of the Pension Reform Act with respect to each of their Plans; (b) promptly, after the filing thereof, furnish to Lender copies of each annual report required to be filed pursuant to
Section 103 of the Pension Reform Act in connection with each Plan for each Plan Year, including any certified financial statements or actuarial statements required pursuant to said Section 103; (c) notify Lender immediately of any fact, including but not limited to any Reportable Event arising in connection with any Plan that might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer the Plan; and (d) notify Lender of any "Prohibited Transaction," as that term is defined in Section 406 of the Pension Reform Act. Borrower will not (a) engage in any Prohibited Transaction; or (b) terminate any such Plan in a manner that could result in the imposition of a Lien on any asset of Borrower, pursuant to Section 4068 of the Pension Reform Act.

      5.17 Labor Relations. Borrower's employees are not parties to any collective bargaining agreement with Borrower and, to the best of Borrower's knowledge, there are no material grievances, disputes, or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages, or any asserted pending demands for collective bargaining by any union or organization.

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

      5.18 Receivables Loan Approved Resorts.

            (a) Timeshare Plan. Each Receivables Loan Approved Resort shall be subjected to the Declaration. Each Receivables Loan Approved Resort will remain a timeshare plan and project in full compliance with all Applicable Laws. All Units and Common Elements are subject to the provisions of the Declaration. All Resort Facilities are subject to a Use Agreement. Upon filing of the Declaration, Borrower will not vote and will use its best efforts to ensure that the Timeshare Association does not vote to terminate or amend the Declaration in any material respect without the prior written approval of Lender.

            (b) Access. Each Receivables Loan Approved Resort and all Units and Common Areas thereat have direct access to publicly dedicated roads, and all roadways inside each Receivables Loan Approved Resort have been completed and are subject to an access and use easement or other dedication or provision that benefits and will continue to benefit all Purchasers.

            (c) Utilities. Electricity, sanitary and stormwater sewer, telephone, water, and other reasonably necessary utilities are available, and there is sufficient capacity to service the Encumbered Timeshare Interests, including, without limitation, all real property and Units not submitted to the Declaration as of the Closing Date. Any easements necessary to the furnishing of such utility services have been obtained, duly recorded, and inure to the benefit of all Purchasers.

            (d) Amenities. Each Purchaser of a Timeshare Interest has and will continue to have access to and the full use and enjoyment of all of the Common Areas and public utilities of each Receivables Loan Approved Resort, all in accordance with the Declaration and the other Timeshare Documents, as applicable. Any recreational or other commonly used facilities which are available for use by Purchasers or which may be made available in the future shall also be available for use by short-term renters, transient guests or users of accommodations which may be part of such Receivables Loan Approved Resort and such rights shall continue for the benefit of Lender and any such users in the event Lender or a successor or assign were to obtain title to all or a part of the Property.

            (e) Assessments. Each Purchaser will automatically be a member of the Timeshare Association, which shall be a non-profit corporation that has the authority to levy annual assessments to cover the costs of maintaining and operating each Receivables Loan Approved Resort. There are no events which currently exist or could reasonably be foreseen by Borrower that could give rise to a material increase in such costs.

            (f) Construction. All costs arising from the construction or acquisition of any Units and any other improvements and the purchase of any fixtures or equipment, inventory, furnishings or other personalty located in, at or on the Receivables Loan Approved Resorts have been paid or will be paid when due.

      5.19 Timeshare Documents and Reports. Borrower has furnished Lender with true and correct copies of the Timeshare Documents listed on Exhibit "L" hereto, the form and content of which have been submitted to all applicable governmental authorities, to the extent required,

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

prior to the Closing Date. All such filings and/or recordations, and all joinders and consents, necessary in order to establish the plan in respect of the Receivables Loan Approved Resorts, including, without limitation, the Units, the Timeshare Interests, and all appurtenant Common Areas, and all related use and access rights, have been done or obtained and all laws, regulations and statutes, and all agreements and arrangements, in connection therewith have been complied with.

      5.20 Reliance by Lender. All representations, warranties, covenants, and agreements made herein or in any certificate or other document delivered to Lender by or on behalf of Borrower, pursuant to or in connection with this Agreement, shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter conducted by or on behalf of Lender, and shall survive the making of any Advances and payments contemplated hereby.

      5.21 Vacation Club. Borrower represents and warrants that the Property is not a part of any vacation club. Prior to converting any Purchasers of a Timeshare Interest which is related to a Pledged Note Receivable to membership in a vacation club, Borrower acknowledges it is required to notify in writing and obtain the written consent of Lender to conversion to such vacation club.

      SECTION 6. COVENANTS

      6.1 Affirmative Covenants. For so long as any of Borrower's Obligations remain unsatisfied, Borrower hereby covenants and agrees with Lender as follows:

            (a) Payment and Performance of Obligations. Borrower shall repay all of the Loan and all related amounts when and as the same become due and payable, and Borrower shall strictly observe and perform all of the Obligations, including, without limitation, all covenants, agreements, terms, conditions, and limitations contained in the Loan Documents, and will do all things necessary that are not prohibited by law to prevent the occurrence of any Default or Event of Default hereunder; and Borrower will maintain an office or agency in the State of Texas where notices, presentations, and demands in respect of the Loan Documents may be made upon Borrower.

            (b) Maintenance of Existence, Qualification and Assets. Borrower shall at all times (i) maintain its legal existence; (ii) maintain its qualification, where required, to transact business and good standing in the State of Texas and in any other jurisdiction in which it conducts business; and
(iii) comply or cause its compliance with all Applicable Laws.

            (c) Maintenance of Insurance. Borrower shall ensure that policies of insurance with premiums therefor being paid when due, are maintained and shall deliver to Lender originals of insurance policies (together with paid premium invoices in respect thereof) issued by such insurance companies, in such amounts, in such form, in such substance, and with such expiration dates, as are acceptable to Lender, in its sole discretion, and containing waivers of subrogation rights by the insuring company, non-contributory standard mortgagee benefit clauses or their equivalents, and mortgagee loss payable endorsements in favor of and

RECEIVABLES LOAN AND SECURITY AGREEMENT
satisfactory to Lender and breach of warranty coverage, providing the following types of insurance on and with respect to Borrower and the Property:

                  (i) As to all Improvements that have already been completed as of the date hereof, "All Risk Special Form" insurance coverage (including fire, lightning, wind damage (inclusive of hurricane and tornado), water damage, vandalism, and malicious mischief coverage) covering all real and personal property that comprises the Property, in an amount not less than the full replacement value of such improvements and personal property, and said policy of insurance shall provide for a deductible acceptable to Lender, breach of warranty coverage, and replacement cost endorsements satisfactory to Lender, and shall not permit co-insurance. All insurance shall specifically cover architectural and engineering fees necessary to repair or replace any insured portion of the Property and shall cover debris removal;

                  (ii) Public liability and property damage insurance covering the Property (including coverage for liquor-related liability) in amounts and on terms satisfactory to Lender, in its sole discretion; and

                  (iii) Such other insurance on the Property or any replacements or substitutions therefor, including, without limitation, rent loss, business interruption, flood insurance (if any Receivables Loan Approved Resort is or becomes located in an area that is considered a flood risk by the U.S. Emergency Management Agency or pursuant to the National Flood Insurance program), in such amounts and upon such terms as may from time to time reasonably be required by Lender.

            Lender shall expressly be named a mortgagee and loss payee in each insurance policy described in this Section 6.1(c). To the extent that any "institutional mortgagee," "institutional lender," "mortgagee, or "secured party" (as defined or used in the Declaration) other than Lender has any rights to approve the form of insurance policies with respect to the Property, the amounts of coverage thereunder, the insurers under such policies, or the designation of an attorney-in-fact for purposes of dealing with damage to any part of the Property or insurance claims or matters related thereto or any successor to such attorney-in-fact or any changes with respect to any of the foregoing, Borrower shall take all steps as may be necessary or appropriate, in Lender's sole discretion, to ensure that Lender shall at all times have a co-equal right with such other "institutional mortgagee," "institutional lender," or other "mortgagee" (including, without limitation, any third-party lender), to approve all such matters and any proposed changes in respect thereof; and Borrower shall not cause and shall use its best efforts to prohibit any material changes with respect to any insurance policies, insurers, coverage, attorney-in-fact or insurance trustee, if any, without Lender's prior written approval which shall not be unreasonably withheld or delayed.

            In the event of any insured loss or claim in respect of all or any portion of the Property, Borrower shall cause all proceeds of such insurance policies to be applied in a manner consistent with the Timeshare Documents and/or all Applicable Laws.

            All insurance policies required pursuant to this Agreement (or the Timeshare Documents) shall provide that the coverage afforded thereby shall not expire or be amended,

RECEIVABLES LOAN AND SECURITY AGREEMENT
canceled, modified, or terminated without at least thirty (30) days' prior written notice to Lender and contain a provision affirming Lender's rights and benefits thereunder, despite any violation of the applicable policy terms by Borrower or other Person. At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Section 6.1(c), a certified copy of a renewal or replacement thereof satisfactory to Lender shall be delivered to Lender, along with evidence satisfactory to Lender that the premium therefor has been paid in full. The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security for the Obligations. In the event that all required premium payments for all such insurance policies are not paid at least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Section 6.1(c), Borrower shall, immediately upon receiving notice thereof, notify Lender in writing of such failure to timely pay the required insurance premiums. Borrower shall make a good faith inquiry on a regular basis to the Silverleaf Club to determine whether all insurance premiums for which it is responsible with respect to insurance on all or any portion of the Collateral have been timely paid. If Borrower determines upon such inquiry or otherwise that any required insurance premiums have not been paid, Borrower shall immediately notify Lender of such failure to timely pay the required insurance premium, and Borrower shall have thirty (30) days from receipt of a written request from Lender to cause the required insurance premiums to be paid. If the required insurance premiums are not paid within such thirty (30) day period, Lender may, in its sole discretion, without any obligation to do so, choose to pay such required insurance premiums, in which case Borrower shall pay Lender interest at the Default Rate on any amounts so advanced. Lender may also, in its sole discretion, in the event any required insurance premiums are not paid when due, establish an insurance escrow account from which Lender may make insurance payments when insurance premiums shall become due. If any required insurance premiums are not paid as required and Lender elects not to pay such insurance premiums or establish an escrow account for payment thereof, such failure shall constitute an Event of Default hereunder.

            In the event of any fire or other casualty to or with respect to all or any portion of the Property, Borrower covenants that it shall use commercially reasonable best efforts to cause the prompt restoration, repair, or replacement of the damaged portion(s) or the Property and the repair or replacement of any other personal property to the same condition as immediately prior to such fire or other casualty and, with respect to the real and personal property comprising the Property, in accordance with the terms of the Timeshare Documents and/or all Applicable Laws. The insufficiency of any net insurance proceeds shall in no way relieve Borrower from its obligations as set forth herein. In Lender's sole discretion, any and all insurance proceeds payable to or received by Lender pursuant to the Declaration or the applicable insurance policies may be applied to the payment of the Obligations, whether or not due and in whatever order Lender elects, consistent with the terms of the applicable insurance policy and the Declaration.

            Borrower shall in good faith cooperate with Lender (to the extent Lender's rights are not adverse to the rights of any other lender) in obtaining for Lender the benefits of any insurance or other proceeds lawfully or equitably payable to Borrower in connection with the transactions contemplated hereby and in paying any Obligation (including the payment by Borrower of the expense of an independent appraisal on behalf of Lender in case of a fire or other casualty affecting the Property).

RECEIVABLES LOAN AND SECURITY AGREEMENT

            (d) Maintenance of Collateral. Borrower shall execute and deliver (or cause to be executed and delivered) to Lender all security agreements, financing statements, assignments, and such other agreements, documents, instruments, and certificates, and all supplements and amendments thereto, and take all such other actions, as Lender deems necessary or appropriate in order to maintain as valid, enforceable, and perfected first priority Liens and security interests, all Liens and security interests in the Collateral granted to Lender to secure the Obligations. Except as described in Section 1.34, Borrower shall not grant extensions of time for the payment of, or compromise for less than the full face value or release in whole or in part, any Purchaser or other Person liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid upon, any Pledged Note Receivable, or any other instrument, chattel paper, or document that constitutes the Collateral.

            (e) Payment of Taxes and Claims. Borrower agrees to pay or cause to be paid, prior to becoming delinquent, all taxes, charges, and assessments of any kind imposed on or with respect to the Loan or any of the Loan Documents, the Property or any other Collateral, including but not limited to the Encumbered Timeshare Interests, together with any revenue, income, or profits derived therefrom. To the extent that any such taxes, charges, or assessments are payable by the Silverleaf Club or Orlando Breeze Resort Club, Borrower shall make good faith inquiry on a regular basis to determine whether all such taxes, charges, and assessments have been paid. Borrower shall immediately notify Lender in writing of any failure to timely pay any such taxes, charges, or assessments. In the event that Lender determines (through notice or otherwise) that any such taxes, charges, or assessments have not been paid when due, Borrower shall have thirty (30) days from receipt of a written request for payment from Lender to cause the required taxes, charges, or assessments to be paid. If such required taxes, charges, and assessments (and any applicable late charges and interest) are not paid within such thirty (30) day period, Lender may, in its sole discretion, without any obligation to do so, choose to pay such taxes, charges, or assessments on behalf of Borrower, in which case Borrower shall pay Lender interest at the Default Rate on any amounts so advanced. In the event Lender elects not to pay the required taxes, charges, or assessments and the same are not paid as set forth above, such failure shall constitute an Event of Default hereunder. Borrower shall pay, where applicable, on a timely basis all other charges and assessments levied against Borrower, the Property (to the extent charges and assessments are due from Borrower) or any other Collateral, including but not limited to the Encumbered Timeshare Interests, together with any revenue, income, or profits derived therefrom (including, without limitation, claims for labor, services, materials, or supplies). Except for the Liens in favor of Lender granted pursuant to the Loan Documents, and except as otherwise specifically provided for herein, Borrower covenants and agrees that in the event that any statutory or other Lien (including, without limitation, any mechanics', materialmen's, judgment, or tax liens) attaches to any of the Collateral (except for the Permitted Liens and Encumbrances), Borrower shall, within thirty (30) days after any such Lien attaches, either (i) cause such Lien to be released of record; or (ii) provide Lender with a bond in accordance with the applicable laws of the State of Texas issued by a corporate surety acceptable to Lender, in its sole discretion, in an amount and form acceptable to Lender.

            (f) Inspections. Borrower shall, at any time and from time to time, upon reasonable notice and at the expense of Borrower, including but not limited to the travel expenses of Lender's agents, permit Lender and its agents and representatives to inspect the Property, any Collateral, or any of Borrower's assets, including but not limited to all documents,

RECEIVABLES LOAN AND SECURITY AGREEMENT
bank statements, and other records within Borrower's possession, custody, or control, and to examine and make copies and abstracts thereof; and to discuss its affairs, finances, and accounts with any of their officers, employees, Affiliates, contractors, or independent certified public accountants (and by this provision, Borrower authorizes said accountants to discuss with Lender, its agents or representatives, the affairs, finances, and accounts of Borrower). Without limiting the foregoing, Lender shall have the right to make such credit investigations as Lender may deem appropriate, in its sole discretion, in connection with its review of any Notes Receivable. Borrower shall make available to Lender all such credit and other information in its custody, possession, or control or to which it may have access with respect to any Purchasers or other obligors with respect to any Notes Receivable as Lender may request. Unless not required by Lender, Borrower agrees to meet with Lender on a quarterly basis in person or by teleconference.

            (g) Reporting Requirements. For so long as any of the Obligations remain unsatisfied, Borrower shall furnish (or cause to be furnished, as the case may be) to Lender, in each case certified in writing by Borrower as true and correct, the following items in form and substance acceptable to Lender, as appropriate:

                  (i) Monthly Collateral Reports. As soon as available and in any event within fifteen (15) days after the end of each calendar month:
      (i) a report showing the trial balance of the Pledged Notes Receivable;
      (ii) a current aging report on the Pledged Notes Receivable; (iii) a report detailing all amounts of every possible description received by or on behalf of Borrower with respect to each Pledged Note Receivable during the preceding calendar month and how such amounts were allocated between principal, interest, and other categories; (iv) a delinquency report on all Pledged Notes Receivable; (v) monthly reports from Lockbox Agent as required pursuant to the Lockbox Agreement; and (vi) such other monthly reports and other information as shall reasonably be requested by Lender;

                  (ii) Monthly Financial Reports. As soon as available and in any event within thirty (30) days following the end of each calendar month, unaudited statements of income and expense of Borrower and the Timeshare Association for the monthly period in question, balance sheets of Borrower and the Timeshare Association as of the last day of such calendar month and a statement of cash flows of Borrower and the Timeshare Association during such calendar month, all in such detail and scope as may be reasonably required by Lender, prepared in accordance with GAAP and on a basis consistent with prior accounting periods and certified as true and correct by Borrower's chief financial officers. In the event that the aforesaid monthly financial statements are not in form and content satisfactory to Lender, in its sole determination, Borrower shall, within 30 days of the receipt of Lender's written request therefor, deliver to Lender revised financial statements addressing any issues identified by Lender. The aforesaid audited financial statements shall be in form and content satisfactory to Lender;

                  (iii) Annual Audited Financial Reports. As soon as available and in any event within ninety (90) days (one hundred twenty (120) days in the case of Silverleaf Club and Orlando Breeze Resort Club) after the end of each of calendar year or other fiscal year as may be applicable with respect to Borrower, Silverleaf Club and Orlando Breeze Resort Club (as applicable, a "Fiscal Year"), statements of income and

RECEIVABLES LOAN AND SECURITY AGREEMENT
      expense of each such entity (including Borrower and the Timeshare Association) for the annual period ended as of the end of such Fiscal Year, balance sheets of each such entity as of the end of such Fiscal Year and a statement of cash flows of such entity during such Fiscal Year, all in such detail and scope as may be reasonably required by Lender and prepared and audited by an independent certified public accounting firm acceptable to Lender in accordance with GAAP and on a basis consistent with prior accounting periods. The annual financial statements of Borrower shall be certified by the chief financial officer of Borrower to be true, correct, and complete, and shall otherwise be in form acceptable to Lender;

                  (iv) Borrowing Base Certificate. Within fifteen (15) days after the end of each month, Borrower shall deliver to Lender a Borrowing Base Certificate in substantially the form of Exhibit "M" attached hereto.

                  (v) Officer's Certificate. The Financial Statements or reports delivered to the Lender pursuant to Sections 6.1(g)(i), (ii), and (iii) hereof shall be accompanied by a certificate of Borrower setting forth that the signer has reviewed the relevant terms of this Agreement (and all other agreements and exhibits between the relevant parties), has made, or caused to be made, under its supervision, a review of the transactions and conditions of Borrower from the beginning of the period covered by the Financial Statements or reports being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or Event of Default or, if any such condition or event existed or exists or will exist, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto;

                  (vi) Audit Reports. Promptly upon receipt thereof, two (2) copies of each other report submitted to Borrower by independent public accountants or other Persons in connection with any annual, interim, or special audit made by them of the books of Borrower;

                  (vii) Notice of Default or Event of Default. Promptly upon becoming aware of the existence of any condition or event that constitutes a Default or an Event of Default hereunder or pursuant to any of the other Loan Documents, a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto;

                  (viii) Notice of Claimed Default. Promptly upon becoming aware that the holder of any material obligation or of any evidence of material indebtedness of Borrower has given notice or taken any other action with respect to a claimed default or event of default with respect thereto, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action Borrower is taking or proposes to take with respect thereto;

                  (ix) Hazardous Materials. Borrower shall promptly notify Lender of any change in the nature or extent of any Hazardous Materials maintained on or under any of the real property or used in connection therewith, and will deliver to Lender copies

RECEIVABLES LOAN AND SECURITY AGREEMENT
      of any citation, order, notice, or other governmental or other communication received with respect to any Hazardous Materials or other environmentally regulated substances affecting the Property. In the event Lender has some reason to believe there are Hazardous Materials or other environmentally regulated substances affecting the Property, then Lender shall have the right to require Borrower to perform on an annual basis (at Borrower's expense) an environmental audit of the Property and, if deemed reasonably necessary by Lender, an environmental risk assessment, each of which must be satisfactory to Lender, in its sole discretion. Each such audit and/or risk assessment shall be conducted by a licensed environmental consultant;

                  (x) Material Adverse Developments. Within fifteen (15) days after the end of each fiscal quarter, Borrower shall provide to Lender a report of any pending or threatened claim, action, proceeding, litigation, development, or any other information, whether of the type referenced in
      Section 5.7 hereof or otherwise, that could materially and adversely affect Borrower, the Receivables Loan Approved Resorts, or all or any portion of the Collateral, including but not limited to the ability of Borrower to perform its Obligations hereunder;

                  (xi) Financial Information. As promptly as possible after the receipt thereof, all financial statements, reserve studies and reports, budgets and other information distributed by Silverleaf Club and Orlando Breeze Resort Club; Borrower, as declarant or otherwise, shall cause Silverleaf Club and Orlando Breeze Resort Club to prepare annual financial statements and an annual budget as provided in the Declaration, as the case may be, and shall thereafter immediately deliver the same to Lender; and

                  (xii) Other Information. Borrower shall promptly deliver to Lender any other available information related to the Loan, the Collateral, Borrower, or the Property as Lender may in good faith request.

            (h) Records. Borrower shall keep detailed accurate books and records of account in accordance with GAAP and all Applicable Laws reflecting all financial transactions of Borrower with respect to the Property, including but not limited to the marketing and sale of Timeshare Interests thereat and with respect thereto and the rental of Units on a transient basis to members of the general public.

            (i) Notices. Borrower shall notify Lender within ten (10) Business Days of the occurrence of any event (i) as a result of which any representation or warranty of Borrower contained in any Loan Document would be incorrect or materially misleading if made at that time; (ii) as a result of which Borrower is not in full compliance with all of its covenants and agreements contained in this Agreement or any other Loan Document; or (iii) which constitutes or, with the passage of time, notice, or a determination by Lender would constitute an Event of Default.

            (j) Maintenance. Borrower shall use its best efforts to cause Silverleaf Club to maintain the Property in good repair, working order, and condition and to make all necessary replacements and improvements to the Property so that the value and operating efficiency of the

RECEIVABLES LOAN AND SECURITY AGREEMENT

Property will be maintained at all times and so that the Property remains in full compliance with all Applicable Laws.

            (k) Claims. Borrower shall promptly notify Lender of any material claim, action, or proceeding affecting the Property or all or any portion of the Collateral, or any of the Liens, security interests, or rights granted in favor of Lender hereunder or pursuant to any of the other Loan Documents. At the request of Lender, Borrower shall appear in and defend in favor of Lender, at Borrower's sole expense, with regard to any such claim, action, or proceeding which might adversely affect the value of all or any portion of the Collateral or any rights and remedies of Lender under this Agreement or pursuant to any of the other Loan Documents.

            (l) Registration and Regulations.

                  (i) Local Legal Compliance. Borrower will comply with all applicable servitudes, restrictive covenants, and Applicable Laws, including but not limited to, those specified in Section 5.16 hereof. All inspections, licenses, approvals, and permits required to be made or issued in respect of all or any portion of the Property have been made or issued by the appropriate governmental authorities, and the use and occupancy of the Receivables Loan Approved Resorts, including, but not limited, to Timeshare Interests deemed to be owned by Borrower, for their intended purposes is lawful under all Applicable Laws. The use and occupancy of the buildings and Units on a timeshared basis will not violate or constitute a non-conforming use under any private covenant or restriction or any zoning, land use, or similar statute, ordinance, rule, or regulation; and

                  (ii) Registration Compliance. Borrower shall at all times maintain or cause to be maintained all necessary registrations, filings, consents, franchises, approvals, and exemption certificates, and Borrower will make or pay, or cause to be made or paid, all registrations, declaration, or fees with all applicable regulatory authorities and any other governmental agencies or departments thereof, whether in the State of Texas or any other jurisdiction, required in connection with the marketing and sale of Timeshare Interests at or with respect to the Receivables Loan Approved Resorts and the occupancy, use, and operation thereof. All such registrations, filings, and reports will be truthfully completed, and true and complete copies of such registrations, applications, consents, licenses, permits, franchises, approvals, exemption certificates, filings, and reports will be delivered to Lender upon request. Borrower shall promptly advise Lender of any material changes with respect to its marketing or sales programs in any jurisdiction, including jurisdictions other than the State of Texas, and at Lender's request from time to time, Borrower shall deliver to Lender
      (A) written statements by any applicable governmental authorities, in form acceptable to Lender, stating that no registration is necessary for the sale of Timeshare Interests in the particular state; (B) an opinion of counsel in form acceptable to Lender and rendered by counsel acceptable to Lender, stating that no such registration is necessary; or (C) such other evidence of compliance with all Applicable Laws as Lender may require.

            (m) Other Documents. Borrower shall maintain to the satisfaction of Lender, and make available to Lender for inspection, accurate and complete files relating to the Pledged

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Notes Receivable, and all of the other Collateral, and such files shall contain true copies of each Pledged Note Receivable, as amended from time to time (but only with Lender's prior written consent or as provided in Section 1.34), copies of all relevant credit memoranda relating to such Pledged Notes Receivable, and all collection information and correspondence relating thereto.

            (n) Further Assurances. Borrower shall execute and deliver, or cause to be executed and delivered, such other and further agreements, documents, instruments, certificates, and assurances as, in the judgment of Lender exercised in good faith, may be necessary or appropriate in order more effectively to evidence or secure, and to ensure the performance of, the Obligations. In addition, Borrower shall deliver to Lender from time to time, upon request by Lender, such documents, instruments, and other materials or items as Lender may reasonably require to evidence Borrower's compliance with the covenants set forth in this Section 6.1.

            (o) Expenses and Closing Fees. Whether or not the transactions contemplated hereunder are consummated, Borrower shall pay all expenses of Lender relating to negotiating, preparing, documenting, closing, and enforcing this Agreement and the other Loan Documents, including, but not limited to:

                  (i) The actual cost of preparing, reproducing, and binding this Agreement, the other Loan Documents, and all exhibits and schedules thereto;

                  (ii) The reasonable fees and disbursements of Lender's and Borrower's counsel (both internal and external);

                  (iii) Lender's expenses (including audits, credit investigations, inspections and internal legal and accounting);

                  (iv) All fees and expenses (including reasonable fees and expenses of Lender's internal and external counsel) relating to any amendments, waivers, consents, or subsequent closings or other transactions pursuant to the provisions hereof;

                  (v) All costs, outlays, legal fees, and expenses of every kind and character had or incurred by Lender in: (A) the interpretation or enforcement of any of the provisions of, or the creation, preservation, or exercise by Lender of its rights and remedies under, any of the Loan Documents, including the costs of appeal; (B) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claim or claims made or threatened against Lender arising out of this transaction or the preservation or protection of the Collateral securing the Loan or Advances made hereunder, expressly including, without limitation, the defense by Lender of any legal proceedings instituted or threatened by any Person to seek to recover or set aside any payment or set off theretofore received or applied by Lender with respect to the Obligations, and any and all appeals thereof; and (C) the advancement of any expenses provided for under any of the Loan Documents;

                  (vi) All fees and expenses of the Title Insurance Company, Lockbox Agent and Custodian;

RECEIVABLES LOAN AND SECURITY AGREEMENT

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                  (vii) All costs and expenses incurred by Lender under the
      Note, and all late charges payable thereunder; and

                  (viii) To the extent the same are not paid by the Timeshare Association, Purchasers or third parties, all real and personal property taxes and assessments attributable to Timeshare Interests owned by Borrower or an Affiliate of Borrower, documentary stamp and intangible taxes, sales taxes, recording fees, title insurance premiums and other title charges, document copying, transmittal and binding costs, appraisal fees, lien and judgment search costs, fees of architects, engineers, environmental consultants, surveyors and any special consultants, construction inspection fees, brokers' fees, escrow fees, wire transfer fees, and all travel and out-of-pocket expenses of Lender to conduct inspections or audits. Without limiting any of the foregoing, Borrower shall pay the costs of Code and other searches, Code and other Loan Document recording and filing fees, and applicable taxes and premiums on each mortgagee policy of title insurance delivered to Lender pursuant to this Agreement.

            (p) Indemnification of Lender. In addition to (and not in lieu of) any other provisions hereof or of any other Loan Document providing for indemnification in favor of Lender, Borrower hereby defends, indemnifies, and holds harmless Lender, its subsidiaries, Affiliates, officers, directors, agents, employees, representatives, consultants, contractors, servants, and attorneys, as well as the respective heirs, personal representatives, successors, and assigns of any or all of them (hereinafter collectively referred to as the "Indemnified Lender Parties"), from and against, and agree promptly to pay on demand or reimburse each of them with respect to, any and all liabilities, claims, demands, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' and paralegals' fees and costs), actions or causes of action of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way, directly or indirectly, related or attributable to: (i) this Agreement, the other Loan Documents or the Collateral; (ii) the transactions contemplated under any of the Loan Documents, including, without limitation, those in any way relating to or arising out of the violation of any Applicable Laws; (iii) any breach of any covenant or agreement or the incorrectness or inaccuracy of any representation or warranty of Borrower contained in this Agreement or any of the other Loan Documents (including, without limitation, any certification of Borrower delivered to Lender), including, but not limited to, the failure of any Pledged Note Receivable to be legally enforceable by Lender in the event that it succeeds to all right, title, and interest of Borrower therein in accordance with the provisions hereof or any of the other Loan Documents; (iv) any and all taxes, including real estate, personal property, sales, mortgage, excise, intangible, or transfer taxes (but excluding all franchise taxes, taxes on capital and net worth, gross receipts taxes, and taxes imposed on gross or net income), and any and all fees or charges that may at any time arise or become due prior to the payment, performance, and discharge in full of the Obligations;
(v) the breach of any representation or warranty set forth herein regarding any Environmental Laws; (vi) the failure of Borrower to perform any obligation or covenant herein required to be performed pursuant to any Environmental Laws;
(vii) the use, generation, storage, release, threatened release, discharge, disposal, or presence on, under, or about the Property of any Hazardous Materials (except to the extent that liability of the Indemnified Lender Party with respect to such matter would not exist but for the acts or omissions of such Indemnified Lender Party); (viii) the removal or remediation of any Hazardous Materials from the Property required to be performed pursuant to

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

any Environmental Laws or as a result of recommendations of any environmental consultant or as required by Lender; (ix) claims asserted by any Person (including, without limitation, any governmental or quasi-governmental agency, commission, department, instrumentality or body, court, arbitrator, or administrative board in connection with or any in any way arising out of the presence, use, storage, disposal, generation, transportation, release, or treatment of any Hazardous Materials on, in, under, or affecting the Property;
(x) the violation or claimed violation of any Environmental Laws in regard to the Property; (xi) the preparation of an environmental audit or report on the Property not to exceed one (1) per calendar year and premised upon the Lender's reasonable belief of the existence of a violation of Environmental Laws, whether conducted by Lender, Borrower, or another Person; (xii) the exercise by Borrower of any rights or remedies under any Timeshare Documents; (xiii) the exercise by Lender of any rights or remedies under this Agreement or any of the other Loan Documents; (xiv) any misappropriation of funds by Borrower, any Affiliate of Borrower or any party acting on their behalf; (xv) any theft by Borrower, any Affiliate of Borrower or any party acting on their behalf; (xvi) any disposition of the Collateral by Borrower, any Affiliate of Borrower or any party acting on their behalf; or (xvii) any unauthorized Change in Management. Such indemnification shall not give Borrower any right to participate in the selection of counsel for Lender or the conduct or settlement of any dispute or proceeding for which indemnification may be claimed. The provisions of this Section shall survive the full payment, performance, and discharge of the Obligations and the termination of this Agreement, and shall continue thereafter in full force and effect. Notwithstanding the foregoing provisions of this
Section 6.1(q) to the contrary, Borrower shall not indemnify or hold Lender harmless from and against any liabilities, claims, demands, losses, damages, costs, or expenses incurred by Lender solely as a result of Lender's own gross negligence or willful misconduct.

            (q) Use of Borrower's Name. Borrower shall at all times during the term of the Loan permit Lender to use the name of Borrower in any press release, advertisement, or other promotional material disseminated regarding the Loan; provided, however, Borrower shall have the prior right to receive and approve such use in writing.

            (r) No Amounts Due. Borrower shall use its best efforts to cause the Silverleaf Club to deliver a statement to Borrower, which Borrower shall provide to Lender at the end of each calendar year, commencing in the present calendar year and continuing throughout the term of the Loan, indicating that no amounts due and payable to the Silverleaf Club from Borrower, or any Affiliate of Borrower, are delinquent and that all taxes and insurance premiums payable by the Silverleaf Club have been paid prior to becoming delinquent. In the event that any such amount due and owing to the Silverleaf Club by Borrower is delinquent such amount may be paid directly to the Silverleaf Club by Lender as an Advance hereunder. Borrower hereby covenants that as of the date of this Agreement, neither Borrower nor an Affiliate of Borrower owes any amount to the Silverleaf Club except as otherwise disclosed on Exhibit "N" attached hereto. Borrower agrees to use its best efforts to obtain for Lender on an annual basis, within one hundred and twenty (120) days after the end of the fiscal year of the Silverleaf Club, the proposed annual operating and capital budget of the Silverleaf Club for the next fiscal year and the Financial Statements of the Silverleaf Club for such fiscal year, in a format acceptable to Lender in its sole discretion.

RECEIVABLES LOAN AND SECURITY AGREEMENT

            (s) Textron Facility, Sovereign Facility and DZ Facility. Borrower will comply with each of the terms and conditions of any subordinated indebtedness, the Textron Facility, the Sovereign Facility and the DZ Facility and will promptly deliver to Lender, upon receipt by Borrower, copies of any notices received by Borrower in connection with any of the foregoing credit facilities.

            (t) Minimum Tangible Net Worth. Borrower shall at all times maintain a minimum Tangible Net Worth in an amount not less than (i) $100,000,000 as of December 31, 2004, and (ii) $100,000,000, plus fifty percent (50%) of Borrower's quarterly Consolidated Net Income for each calendar quarter thereafter.

            (u) Minimum Net Income. Commencing March 31, 2005, and as of the last day of each calendar quarter thereafter, for the four (4) calendar quarter period ending on such date, Borrower and its subsidiaries shall have, on a consolidated basis, a Net Income of not less than $1.00.

            (v) Minimum Debt Service Coverage Ratio. Borrower shall maintain as of the last day of any calendar quarter a Debt Service Coverage Ratio of not less than 1.25 to 1.00 for the period of four consecutive calendar quarters then ended on such day.

            (w) Maximum Leverage Ratio. Borrower shall maintain a Leverage Ratio of not greater than 6.0 to 1.0 at all times during the term of the Loan.

            (x) Proceeds. Immediately upon Borrower's receipt of proceeds from the sale of any of the Collateral, Borrower shall deliver such proceeds to Lender in their original form and, pending delivery to Lender, Borrower will hold such proceeds as agent for Lender and in trust for Lender.

            (y) Loan Servicing. Upon an Event of Default, at Lender's sole option, Borrower shall hire a servicing agent acceptable to Lender in its sole discretion who shall then receive compensation from Borrower at a market rate for a servicing agent, and Borrower shall enter into a servicing agreement, in form and substance satisfactory to Lender in its sole discretion, with such servicing agent. All servicing fees, and the costs and expenses of such servicing agent shall be paid by Borrower.

            (z) Custodian. Lender shall have the right at any time to utilize Custodian to maintain custody of the Collateral. Borrower agrees not to interfere with Custodian's performance of its duties under the Custodial Agreement or to take any action that would be inconsistent in any way with the terms of the Custodial Agreement. All custodial fees, and the costs and expenses of the Custodian, shall be paid by Borrower.

            (aa) Re-assignment of Delinquent Financed Note Receivables(bb) . As long as Borrower is in compliance with its obligations under this Agreement and the other Loan Documents, including the Borrowing Base, Lender shall release its security interest in the Delinquent Pledged Notes Receivable (as defined below). For purposes of this Section 6.1(aa), the term "Delinquent Pledged Note Receivable" shall mean a Note Receivable for which a payment installment is more than one hundred twenty (120) days past due on a contractual basis.

RECEIVABLES LOAN AND SECURITY AGREEMENT

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

            (cc) Maintaining Affiliation with Exchange Company. Following the date hereof and thereafter until Borrower has paid to Lender all sums due under this Agreement and all documents delivered pursuant hereto, Borrower shall cause each Receivables Loan Approved Resort and the Silverleaf Club to maintain in good standing its membership with the Exchange Company or other major internationally recognized timeshare exchange company acceptable to Lender with its corporate headquarters in the United States.

            (dd) Property-Related Contracts. Except as required by Applicable Laws, or if otherwise waived by Lender, and if such amendment to, modification or new Property-Related Contract described below will have, or could reasonably be expected to have a material adverse effect on Borrower's ability to pay the Loan or the value of the Collateral, or Lender's Liens on the Collateral or the priority of any such Lien, Borrower shall not modify, amend, or enter into, or (subject to the rights and obligations of any Timeshare Association and its members under any Declaration or any Timeshare Association's Articles of Incorporation or By-Laws) permit to be modified, amended, or enter into, any Property-Related Contract without the prior written consent of Lender, which consent shall not be unreasonably withheld. Borrower shall perform all of its obligations in a timely fashion under each Property-Related Contract. For purposes of this Section 6.1(dd), and for no other purpose, section or reference in this Agreement or any other Loan Document, the term, "Property-Related Contracts" shall not include sales and marketing agreements or contracts related to the sales of Timeshare Interests, or any employment related agreements or contracts between Borrower and either (i) any Executive Management Member or
(ii) any member of senior management of Borrower.

      6.2 Negative Covenants. For so long as any portion of the Obligations remains unsatisfied, Borrower hereby covenants and agrees with Lender as follows:

            (a) Limitation on Other Liens/Further Encumbrances of Collateral and Other Property. Without the prior written consent of Lender, which may be granted, withheld, or conditioned, in Lender's sole and absolute discretion, Borrower shall not obtain financing or grant Liens with respect to all or any portion of the Collateral (whether now existing or created hereafter) other than those in favor of Lender and the Permitted Liens and Encumbrances.

            (b) No Other Indebtedness. Borrower shall not incur any Indebtedness for borrowed money secured by all or any Collateral without Lenders' prior written consent; provided, however, that in the event Borrower enters into a credit facility for borrowed money from any other senior lender providing indebtedness to Borrower, Borrower shall use its best efforts to provide to Lender an Intercreditor Agreement related to such credit facility and the collateral granted to such other senior lender related thereto.

            (c) Restrictions on Transfers, Consolidations, and Mergers. Except for the Permitted Liens and Encumbrances, Borrower shall not, without obtaining the prior written consent of Lender (which consent may be given, withheld, or conditioned by Lender, in Lender's sole discretion), whether voluntarily or involuntarily, by operation of law or otherwise: (i) transfer, sell, pledge, convey, hypothecate, factor, or assign all or any portion of the Collateral, other than the sale of Timeshare Interests in the ordinary course of Borrower's business; or (ii) lease or license any portion of the Collateral, or change the legal or actual possession or use thereof. Without limiting the generality of the preceding sentence, and subject to the terms of

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

this Agreement, the prior written consent of Lender shall be required for (A) any transfer of the Collateral or any part thereof to a subsidiary or other Affiliate of Borrower or otherwise; or (B) any merger or consolidation, disposition, or other reorganization of Borrower other than any such merger or consolidation, disposition, or other reorganization of Borrower after the consummation of which Borrower is the surviving entity and for which Lender has given its consent, such consent not to be unreasonably withheld; provided, however, that in the event Lender does not consent to such merger or consolidation and Borrower elects to close such transaction, Borrower shall have the right to refinance Lender and pay to Lender in cash in full all outstanding Obligations hereunder (including accrued and unpaid interest thereon). In the event that Lender, in its reasonable discretion, is willing to consent to a transfer that would otherwise be prohibited by this Section 6.2(c), Lender may condition its consent on such terms and conditions as it desires, including, without limitation, an increase in the Interest Rate and the requirement that Borrower pay a transfer fee, together with any expenses incurred by Lender in connection with the granting of such consent (including, without limitation, attorneys' fees and expenses). If Borrower violates the terms of this Section 6.2(c), in addition to any other rights or remedies that Lender may have hereunder, pursuant to any other Loan Document, or at law or in equity, Lender may, upon written notice to Borrower, increase, effective immediately as of the date of such violation, the Interest Rate to the Default Rate.

            (d) Transactions with Affiliates. Without the prior written consent of Lender, Borrower shall not enter into any transaction with any Affiliate thereof in connection with all or any portion of the Collateral, except in the ordinary course of Borrower's business with terms equivalent to an otherwise "arms-length" transaction.

            (e) Name Change. Borrower shall not change its name, its chief executive office, or the locations at which it does business without providing Lender at least thirty (30) days' prior written notice thereof and executing, at Borrower's sole expense, such UCC-3 amendments and all other documents and instruments as Lender, in its sole discretion, deems reasonably necessary or appropriate in order to continue the perfection of its Lien in and to all of the Collateral.

            (f) Collateral. Borrower shall not take any action (or permit or consent to the taking of any action) that might materially impair the value of all or any portion of the Collateral of the rights of Lender with respect to the Collateral, nor shall Borrower cause or permit any material amendment to or modification of the form or terms of any of the Pledged Notes Receivable (except as provided for in Section 1.34), or Timeshare Documents, including but not limited to the Declaration, without Lender's prior written consent.

            (g) Timeshare Documents. Without Lender's prior written consent, Borrower shall not in any material respect amend or modify or terminate the Declaration or other Timeshare Documents.

            (h) Marketing/Sales. Borrower shall not market, attempt to sell or sell or permit or justify any sales or attempted sales of any Timeshare Interests except in compliance with the Timeshare Act and Applicable Laws in the states and other jurisdictions where marketing, sales or solicitation activities occur. Borrower shall not sell more than fifty-two (52) Timeshare Interests in any Unit in the Receivables Loan Approved Resorts.

RECEIVABLES LOAN AND SECURITY AGREEMENT

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

            (i) Collateral. Borrower shall not take any action (nor permit or consent to the taking of any action) which might reasonably be anticipated to impair the value of the Collateral or any rights of Lender in the Collateral.

            (j) Distributions. After the occurrence and during the continuation of any Default or Event of Default, Borrower shall not make or pay any distribution (in cash or property) for so long as any Obligations or other amounts are outstanding under this Agreement or any other Loan Document.

            (k) Maximum Delinquency. Borrower will not permit as of the last day of each calendar month, for the immediately preceding twelve (12) calendar months, on a rolling twelve (12) month basis, its over 30-day delinquency rate on its entire Notes Receivable portfolio serviced by Borrower (including, without limitation, all Pledged Notes Receivable and all Notes Receivable pledged pursuant to the Textron Facility, the DZ Facility and the Sovereign Facility) to be greater than ten percent (10%).

            (l) Net Income. Borrower shall not have a Consolidated Net Income of less than $0.00 for any two (2) consecutive calendar quarters.

            (m) Maximum Sales Costs. As of the last day of each calendar quarter, commencing with the calendar quarter ending June 30, 2005, Borrower will not permit the four quarter cumulative ratio of Marketing and Sales Costs to the Borrower's net proceeds from the sale of Timeshare Interests as recorded on the Borrower's financial statements for the immediately preceding four (4) consecutive fiscal quarters of the Borrower to equal or exceed a ratio of .550 to 1. Notwithstanding the foregoing, in the event that Borrower delivers written evidence satisfactory to Lender that the above-referenced ratio is no longer required to be tested under each of the Textron Facility and the Sovereign Facility, such ratio shall not be tested under this Agreement.

      SECTION 7. EVENTS OF DEFAULT

      An "Event of Default" shall exist if any of the following occurs:

      7.1 Payment Default. If Borrower fails to make, as and when due, whether by acceleration or otherwise, any payment or mandatory prepayment of principal, interest, or other fees or amounts of any and every kind due hereunder or pursuant to any of the other Loan Documents, and any such failure remains uncured for three (3) calendar days after Lender has provided Borrower with written or verbal notice thereof.

      7.2 Covenant Defaults. If Borrower fails fully and timely to perform or observe any non-monetary covenant, agreement, or warranty contained in this Agreement (other than defaults relating to Sections 6.1(f), 6.1(t), 6.1(u), 6.1(v), 6.1(w) and Section 6.2 hereof, for which there shall be no cure period) or in any of the other Loan Documents and such failure shall continue for fifteen (15) days after notice of such failure is provided by Lender to Borrower.

      7.3 Warranties or Representations. If any statement or representation made by or on behalf of Borrower in this Agreement, in any of the other Loan Documents, or in any document,

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

instrument, certificate, opinion, or other item furnished pursuant to the Loan Documents, is false, misleading, or incorrect in any material respect as of the date made or reaffirmed.

      7.4 Enforceability. If (a) any Lien granted by Borrower to Lender in connection with the Loan is or becomes invalid or unenforceable or is not, or ceases to be, a perfected first priority Lien in favor of Lender encumbering the asset which it is intended to encumber, and Borrower fails to cause such Lien to become a valid, enforceable, first and prior Lien in a manner satisfactory to Lender, in its sole discretion, within five (5) days after Lender delivers written notice thereof to Borrower; or (b) if any material term, provision, or condition of any Loan Document becomes invalid or unenforceable by Lender and its successors and assigns.

      7.5 Insolvency. If Borrower becomes insolvent or otherwise generally unable to pay its debts as and when they become due or payable.

      7.6 Involuntary Proceedings. If a case is commenced or a petition is filed against Borrower under any Debtor Relief Law, a receiver, conservator, liquidator, or trustee of Borrower or of any material asset of Borrower is appointed by court order and such order remains in effect for more than forty-five (45) days, or if any material asset of Borrower is sequestered by court order and such order remains in effect for more than sixty (60) days.

      7.7 Voluntary Proceedings. If Borrower voluntarily seeks, consents to, or acquiesces in the benefit of any provision of any Debtor Relief Law, whether now or hereafter in effect, consents to the filing of any petition against it under such law, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts generally as they become due, or consents to or suffers the appointment of a receiver, trustee, liquidator, or conservator for it or any part of its assets.

      7.8 Attachment; Judgment; Tax Liens. The issuance, filing, levy, on all or any portion of the Collateral of Borrower, of one (1) or more attachments, injunctions, executions, tax liens, or judgments for the payment of money cumulatively in excess of $50,000, that is not discharged in full or stayed within thirty (30) days after such issuance, filing, levy, or seizure.

      7.9 Failure to Deposit Proceeds. If Borrower fails to deliver any payments received under any Pledged Note Receivable directly to Lender or Lockbox Agent as required by Section 2.4 hereof, or if Borrower takes any other action which Lender shall deem to be a conversion of all or any portion of the Collateral or fraudulent with respect to Lender.

      7.10 Timeshare Documents. If the Declaration, any of the other documents creating or governing any Receivables Loan Approved Resort, its timeshare regime or the Timeshare Association, or the restrictive covenants with respect to such Receivables Loan Approved Resort, shall be terminated, amended or modified without Lender's prior written consent (except for routine non-substantive modifications which have no impact on the Collateral).

      7.11 Removal of Collateral. If Borrower conceals, removes, transfers, conveys, assigns, or permits to be concealed, removed, transferred, conveyed, or assigned, any of the Collateral, other than in the ordinary course of Borrower's business, in violation of the terms of any of the Loan Documents or with the intent to hinder, delay, or defraud their creditors or any of them, including, without limitation, Lender.

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

      7.12 Other Defaults. If any default or event of default occurs in connection with any other loans or financing arrangements that Borrower, or any of Borrower's Affiliates may have with Lender, including, but not limited to, the Inventory Loan.

      7.13 Material Adverse Change. If there occurs any material adverse change in the financial condition of Borrower which is not otherwise reflected in the Financial Statements.

      7.14 Default by Borrower in Other Agreements. Any default by Borrower (a) in the payment of any indebtedness to Lender; (b) in the payment or performance of other indebtedness for borrowed money or obligations in excess of $100,000 secured by all or any portion of the Collateral; or (c) in the payment or performance of any other material indebtedness or obligations (including any indebtedness owed pursuant to the Textron Facility, the DZ Facility, the Sovereign Facility of the Bond Holder-Exchange Transaction).

      7.15 Violation of Negative Covenants. If Borrower violates any negative covenant set forth in Section 6.2 hereof.

      7.16 Declaration. If the Declaration or the timeshare regime created thereby at any Receivables Loan Approved Resort is in any material respect amended or modified or restated, terminated or assigned without Lender's prior written consent.

      7.17 Transfer of Property. Except for the sale of Timeshare Interests in the ordinary course of Borrower's business in accordance with the terms hereof and of the other Loan Documents, and except for transfers due to involuntary condemnation that do not render its interest in the Property useless for its intended purpose, if Borrower, without Lender's prior written consent, sells, conveys, or further encumbers all or any part of its interest in the Collateral.

      7.18 Lien Against Collateral. Except for the Permitted Liens and Encumbrances or as otherwise specifically provided herein to the contrary, if Borrower grants any Lien, security interest, or other encumbrance upon or all or any portion of the Collateral other than in favor of Lender, unless approved by Lender in writing, in its sole and absolute discretion.

      7.19 Title. If any violation or breach shall occur in any agreement, covenant, or restriction affecting title to any Encumbered Timeshare Interests, including but not limited to any Permitted Liens and Encumbrances, and such violation or breach is not cured within any time frame allowed hereunder or thereunder.

      7.20 Loss of License. A Loss of License shall have occurred with respect to all of the Receivables Loan Approved Resorts and such Loss of License shall have been outstanding for more than 90 days following such occurrence.

      7.21 Suspension of Sales. Borrower has received a Suspension of Sales Order or Sanction with respect to all of the Receivables Loan Approved Resorts and such Suspension of Sales Order or Sanction shall have been outstanding for more than 90 days from the date of its entry and shall not have been discharged in full or stayed by appeal, bond or otherwise.

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      SECTION 8. REMEDIES

      8.1 Remedies Upon Default. Should a Default or an Event of Default occur, Lender may immediately take any one (1) or more of the actions described in this
Section 8, all without notice to Borrower:

            (a) Acceleration. Declare the unpaid balance of the Loan, or any part thereof, immediately due and payable, whereupon the same shall be due and payable to Lender.

            (b) Termination of Obligation to Advance. Terminate any commitment or obligation of Lender hereunder to make Advances of the Loan in its entirety, or any portion of any such commitment, and/or terminate Lender's further performance under this Agreement and/or any other document or instrument to which Lender and Borrower (or any Affiliate of Borrower) are parties, without further liability or obligation to Borrower, to the extent Lender shall deem appropriate.

            (c) Judgment. Reduce Lender's claim to judgment, foreclose, and/or otherwise enforce each Lien and security interest of Lender in and to all or any part of the Collateral by any judicial or other procedure available to Lender.

            (d) Sale of Collateral. Exercise all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral), including (i) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender that is reasonably convenient to both parties; (ii) enter upon any premises of Borrower and take possession of the Collateral; and (iii) sell the Collateral or any part thereof in one (1) or more parcels at public or private sale, at any of Lender's offices or elsewhere, at such time or times, for cash, on credit, or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days' notice of the time and place of any sale shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Borrower shall remain liable for any deficiency. Lender shall not be required to proceed against any Collateral but may proceed against any or Borrower directly. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay, or appraisal that it has or may have under any law now existing or hereafter enacted.

            (e) Retention of Collateral. At its discretion, retain such portion of the Collateral as shall aggregate in value to an amount equal to the total amount owed by Borrower pursuant to the Loan Documents, in satisfaction of the Obligations, whenever the circumstances are such that Lender is entitled and elects to do so under applicable law.

            (f) Receiver. Apply by appropriate procedures for the appointment of a receiver who shall have the authority to enter upon and take possession of any or all of the Collateral, collect the rents and profits generated therefrom, and apply the same as the court may

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direct. Borrower hereby consents to any such appointment. The receiver shall have all of the rights and powers permitted under the laws of the State of Texas.

            (g) Purchase of Collateral. Buy all or any part of the Collateral at any public or private sale.

            (h) Exercise of Other Rights. Lender shall have all the rights and remedies of a secured party under the Code and other legal and equitable rights to which it may be entitled, including, without limitation, and without notice to Borrower, the right to continue to collect all payments made on the Pledged Notes Receivable and to apply such payments to the Obligations, and to sue in its own name the other maker of any defaulted Pledged Note Receivable. Lender may also exercise any and all other rights or remedies afforded by any other Applicable Laws or by the Loan Documents, as Lender shall deem appropriate, at law, in equity, or otherwise, including but not limited to the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Lender in the Loan Documents. Lender shall also have the right to require Borrower to assemble any of the Collateral not in Lender's possession, at Borrower's expense, and make it available to Lender at a place to be determined by Lender that is reasonably convenient to both parties, and Lender shall have the right to take immediate possession of all or any portion of the Collateral and may enter the Receivables Loan Approved Resorts or any of the premises of Borrower or wherever the Collateral shall be located, with or without process of law wherever the Collateral may be, and, to the extent such premises are not the property of Lender, to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Lender for use and occupancy, rent, or storage of the Collateral, for a period of at least sixty (60) days after sale or disposition of the Collateral).

      8.2 Notice of Sale. Reasonable notification of the time and place of any public sale of the Collateral or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made shall be sent to Borrower and to any other Person entitled under the Code to notice; provided, however, that if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender may sell or otherwise dispose of the Collateral without advertisement or other notice of any kind. It is agreed that notice sent not less than ten (10) calendar days prior to the taking of the action to which such notice relates is reasonable notification and notice for the purposes of this Section 8.2. Lender shall have the right to bid at any public or private sale on its own behalf. Out of money arising from any such sale, Lender shall retain an amount equal to all costs and charges, including attorneys' fees, that it has incurred or may incur for advice, counsel, or other legal services or for pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing, and advertising such Collateral for sale, selling same, and any and all other charges and expenses in connection therewith and in satisfying any prior Liens thereon. Any balance shall be applied against the Obligations, and in the event of deficiency, Borrower shall remain liable to Lender. In the event of any surplus, such surplus shall be paid to Borrower or to such other Persons as may be legally entitled to such surplus. If, by reason of any suit or proceeding of any kind, nature, or description against Borrower, or by Borrower or any other party against Lender, which in Lender's sole discretion makes it advisable for Lender to seek counsel for the protection and preservation of its Liens and security interests, or to defend its own interest, such expenses and

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counsel fees shall be allowed to Lender, and the same shall be made a further charge and Lien upon the Collateral.

      In view of the fact that federal, state, and other securities laws may impose certain restrictions on the methods by which a sale of certain Collateral may be effected after an Event of Default, Borrower agrees that upon the occurrence or existence of a Default or Event of Default, Lender may, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidding and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for, or with a view to, distribution. In so doing, Lender may solicit offers to buy such Collateral, or any part of it for cash, from a limited number of investors deemed by Lender, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Lender solicits such offers from not less than two (2) such investors, then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

      8.3 Application of Collateral; Termination of Agreements. Upon the occurrence of any Default or Event of Default, Lender may, with or without proceeding with such sale or foreclosure or demanding payment or performance of the Obligations, without notice, terminate Lender's further performance under this Agreement or any other agreement or agreements between Lender and Borrower or any Affiliate thereof, without further liability or obligation by Lender, and may also, at any time, appropriate and apply on any Obligations any and all Collateral in its, Custodian's or Lockbox Agent's possession, custodian, or control any and all balances, credits, deposits, accounts, reserves, indebtedness, or other monies due or owing to Borrower held by Lender hereunder or under any other financing agreement or otherwise, whether accrued or not. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice, or otherwise, shall absolve, release, or otherwise affect the liability of Borrower in respect of transactions prior to such termination, or affect any of the Liens, security interests, rights, powers, and remedies of Lender, but they shall, in all events, continue until all of the Obligations have been satisfied in full.

      8.4 Rights of Lender Regarding Collateral. In addition to all other rights possessed by Lender, Lender, at its option, may from time to time after there shall have occurred a Default or an Event of Default, and for so long as such Default or Event of Default remains uncured, in its sole discretion, take the following actions:

            (a) Transfer all or any part of the Collateral into the name of Lender or its nominee;

            (b) Take control of the proceeds of any of the Collateral;

            (c) Extend or renew the Loan and grant releases, compromises, or indulgences with respect to the Obligations, any portion thereof, any extension, or renewal thereof, or any security therefor, to any obligor hereunder or thereunder; and

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            (d) Exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with the terms of this Agreement.

      8.5 Delegation of Duties and Rights. Lender may perform any of its duties and/or exercise any of its rights or remedies under the Loan Documents by or through its officers, directors, employees, attorneys, agents, or other representatives. To the maximum extent practicable in light of all relevant facts and circumstances, Lender will attempt to avoid any duplication of effort and cost to Borrower in connection with any such delegation on Lender's part.

      8.6 Waivers. THE ACCEPTANCE BY LENDER AT ANY TIME AND FROM TIME TO TIME OF PARTIAL PAYMENTS OF THE LOAN OR PERFORMANCE OF THE OBLIGATIONS SHALL NOT BE DEEMED TO BE A WAIVER OF ANY DEFAULT OR EVENT OF DEFAULT THEN EXISTING. NO WAIVER BY LENDER OF ANY DEFAULT OR EVENT OF DEFAULT SHALL BE DEEMED TO BE A WAIVER OF ANY OTHER OR SUBSEQUENT DEFAULT OR EVENT OF DEFAULT. NO DELAY OR OMISSION BY LENDER IN EXERCISING ANY RIGHT OR REMEDY UNDER THE LOAN DOCUMENTS SHALL IMPAIR SUCH RIGHT OR REMEDY OR BE CONSTRUED AS A WAIVER THEREOF OR AN ACQUIESCENCE THEREIN, NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY SUCH RIGHT OR REMEDY PRECLUDE OTHER OR FURTHER EXERCISES THEREOF, OR THE EXERCISE OF ANY OTHER RIGHT OR REMEDY UNDER THE LOAN DOCUMENTS OR OTHERWISE. FURTHER, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR BY APPLICABLE LAW, BORROWER AND EACH AND EVERY SURETY, ENDORSER, GUARANTOR, AND OTHER PERSON LIABLE FOR THE PAYMENT OR PERFORMANCE OF ALL OR ANY PORTION OF THE OBLIGATIONS, SEVERALLY WAIVE NOTICE OF THE OCCURRENCE OF ANY DEFAULT, EVENT OF DEFAULT, PRESENTMENT, AND DEMAND FOR PAYMENT, PROTEST, AND NOTICE OF PROTEST, NOTICE OF INTENTION TO ACCELERATE, ACCELERATION, AND NONPAYMENT, AND AGREE THAT THEIR LIABILITY SHALL NOT BE AFFECTED BY ANY RENEWAL OR EXTENSION IN THE TIME OF PAYMENT OF THE LOAN, OR BY ANY RELEASE OR CHANGE IN ANY SECURITY FOR THE PAYMENT OR PERFORMANCE OF THE LOAN, REGARDLESS OF THE NUMBER OF SUCH RENEWALS, EXTENSIONS, RELEASES, OR CHANGES.

                                                Borrower's Initials: /S/ HJW

      8.7 Cumulative Rights. All rights and remedies available to Lender under the Loan Documents shall be cumulative of and in addition to all other rights and remedies granted to Lender under any of the Loan Documents, at law, or in equity, whether or not the Loan is due and payable and whether or not Lender shall have instituted any suit for collection or other action in connection with or pursuant to the Loan Documents.

      8.8 Expenditures by Lender. Any amounts expended by or on behalf of Lender pursuant to the exercise of any right or remedy provided herein or available at law or in equity

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

shall be deemed an Advance hereunder, become part of the Obligations, and shall bear interest at the Default Rate from the date of such expenditure until the date repaid.

      8.9 Diminution in Value of Collateral. Lender shall not have any liability or responsibility whatsoever for any diminution or loss in value of any of the Collateral.

      SECTION 9. CERTAIN RIGHTS OF LENDER

      9.1 Protection of Collateral. Lender may, at any time and from time to time, take such actions as Lender deems necessary or appropriate to protect Lender's Liens and security interests in and to preserve the Collateral, and to establish, maintain, and protect the enforceability of Lender's rights with respect thereto, all at the expense of Borrower. Borrower agrees to cooperate fully with all of Lender's efforts to preserve the Collateral and Lender's Liens, security interests, and rights and will take such actions to preserve the Collateral and Lender's Liens, security interests, and rights as Lender may direct, including, without limitation, by promptly paying, upon Lender's demand therefor, all documentary stamp taxes or other taxes that may be or may become due in respect of any of the Collateral. All of Lender's reasonable expenses of preserving the Collateral and its Liens and security interests and rights therein shall be added to the principal amount of the Loan and secured by the Collateral.

      9.2 Performance by Lender. If Borrower fails to perform any agreement contained herein, subject to any notice or cure periods, Lender may itself perform, or cause the performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Borrower under Section 9.5 below. In no event, however, shall Lender have any obligation or duty whatsoever to perform any covenant or agreement of Borrower contained herein, in any of the other Loan Documents, or in any Timeshare Documents, and any such performance by Lender shall be wholly discretionary with Lender. The performance by Lender of any agreement or covenant of Borrower on any occasion shall not give rise to any duty on the part of Lender to perform any such agreements or covenants on any other occasion or at any time. In addition, Borrower acknowledges that Lender shall not at any time or under any circumstances whatsoever have any duty to Borrower or to any other Person to exercise any of Lender's rights or remedies hereunder.

      9.3 No Liability of Lender. Lender is obligated to perform all covenants and obligations of Lender hereunder, including but not limited to making Advances to Borrower, subject to all of the terms, provisions, and conditions hereof and of the other Loan Documents. However, neither the execution of this Agreement or any of the other Loan Documents by Lender nor the exercise of any rights hereunder or thereunder by Lender shall be construed in any way as an assumption by Lender of any obligations, responsibilities, or duties of Borrower arising in connection with the Property, all or any portion of the Collateral, under any Timeshare Documents, under any Applicable Laws, or in connection with any other business of Borrower or the Collateral, nor shall it otherwise bind Lender to the performance of any obligations with respect to the Property, or the Collateral, it being expressly understood that Lender shall not be obligated to perform, observe, or discharge any obligation, responsibility, duty, or liability of Borrower with respect to the Property, any of the Collateral, under any of the Timeshare Documents, or under any Applicable Laws, including, but not limited to, appearing in or defending any action, expending any money, or incurring any expense in connection therewith.

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Without limiting the foregoing, neither this Agreement, any action or actions on the part of Lender taken hereunder nor the acquisition of the Pledged Notes Receivable, and/or the other Collateral by Lender prior to or following the occurrence of a Default or an Event of Default shall constitute an assumption by Lender of any obligations of Borrower with respect to the Property or such Collateral, or any documents or instruments executed in connection therewith, and Borrower shall continue to be liable for all of its obligations thereunder or with respect thereto. Borrower hereby agrees to indemnify, protect, defend, and hold Lender harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, suits, costs, and expenses, including, without limitation, reasonable attorneys' fees and court costs, asserted against or incurred by Lender by reason of, arising out of, or connected in any way with
(a) any failure or alleged failure of Borrower to perform any of its covenants or obligations with respect to the Property or all or any portion of the Collateral; (b) a breach of any certification, representation, warranty, or covenant of Borrower set forth in any of the Loan Documents; (c) the ownership of the Pledged Notes Receivable, the other Collateral, and the rights, titles, and interests assigned hereby, or intended so to be; (d) the debtor-creditor relationships between Borrower, on the one hand, and the Purchasers or Lender, as the case may be, on the other; or (e) the Pledged Notes Receivable, or the management or operation of the Property. The obligations of Borrower to indemnify, protect, defend, and hold Lender harmless as provided in this Agreement are absolute, unconditional, present, and continuing, and shall not be dependent upon or affected by the genuineness, validity, regularity, or enforceability of any claim, demand, or suit from which Lender is indemnified. The indemnity provisions in this Section 9.3 shall survive the complete satisfaction of the Obligations and the termination of this Agreement and remain binding and enforceable against Borrower, together with any of its successors and assigns. Borrower hereby waives all notices with respect to any losses, damages, liabilities, suits, costs, and expenses, and all other demands whatsoever hereby indemnified, and agrees that its obligations under this Agreement shall not be affected by any circumstances, whether or not referred to above, that might otherwise constitute legal or equitable discharges of its obligations hereunder. If a court of competent jurisdiction should determine that Borrower is entitled to recover damages from Lender for any reason or upon any cause, claim, or counterclaim, in connection with the Loan or the transactions provided for or contemplated pursuant to this Agreement or the other Loan Documents, Borrower stipulates and agrees that any such damages or awards shall be limited to compensatory damages only, and that under no circumstances whatsoever shall Lender be liable to Borrower, or any Affiliate thereof for exemplary or punitive damages, all of which are hereby waived by Borrower.

      9.4 Right to Defend Action Affecting Security. Lender may, at Borrower's expense, appear in and defend any action or proceeding, at law or in equity, that Lender in good faith believes may affect the Liens or security interests granted under this Agreement, including, without limitation, with respect to the Pledged Notes Receivable, the Collateral, or Lender's rights under any of the Loan Documents.

      9.5 Expenses. All expenses payable by Borrower under any provision of this Agreement shall be Obligations of Borrower, and if paid by Lender, shall be repaid by Borrower to Lender, upon demand, and shall bear interest at the Default Rate from the date of payment of such expense(s) by Lender until repaid by Borrower.

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      9.6 Lender's Right of Set-Off. Lender shall have the right to set-off against any or all of the Collateral any Obligations then due and unpaid by Borrower.

      9.7 Right of Lender to Extend Time of Payment, Substitute, Release Security, Etc. Without affecting the liability of any Person for the payment of any of the Obligations and without affecting or impairing Lender's Lien and other rights in and to the Collateral, or the remainder thereof, as security for the full amount of the Loan unpaid and the Obligations, Lender may from time to time, without notice: (a) release any Person liable for the payment of the Loan;
(b) extend the time or otherwise alter the terms of payment of the Loan; (c) accept additional security for the Obligations of any kind, including deeds of trust or mortgages and security agreements; (d) alter, substitute, or release any property securing the Obligations; (e) realize upon any Collateral for the payment of all or any portion of the Loan as provided herein in such order and manner as it may deem fit; and/or (f) join in any subordination or other agreement affecting this Agreement or the lien or charge thereof.

      9.8 Assignment of Lender's Interest. Lender shall have the right to assign the Loan and all or any portion of its rights in or pursuant to this Agreement or any of the other Loan Documents to any subsequent holder or holders of the Note.

      9.9 Notice to Purchaser. Borrower hereby authorizes Lender and Lockbox Agent (but neither Lender nor Lockbox Agent shall be obligated) to communicate at any time and from time to time with any Purchaser or any other Person primarily or secondarily liable under a Pledged Note Receivable with regard to the Lien of the Lender thereon and any other matter relating thereto, and by no later than the Closing Date, Borrower shall deliver to Lender notifications to the Purchasers executed in blank by Borrower and in form acceptable to Lender, pursuant to which such Purchasers (or other obligors) are directed to remit all payments in respect of the Collateral to Lockbox Agent or as Lender may otherwise require.

      9.10 Collection of Pledged Notes Receivable. Borrower hereby directs and authorizes each Purchaser and any other Person liable for the payment of any Pledged Note Receivable, and promptly after the Closing Date, shall direct in writing each such Person, to pay each installment due thereon directly to Lockbox Agent, pursuant to the Lockbox Agreement, unless and until directed otherwise by written notice from Lender or, at Lender's direction, from Borrower, after which such parties are and shall be directed to make all further payments on the Pledged Notes Receivable in accordance with the directions of Lender. Following the occurrence of a Default or Event of Default, Lender shall have the right to require that all payments becoming due under the Pledged Notes Receivable be paid directly to Lender, and Lender is hereby authorized to receive, collect, hold, and apply the same in accordance with the provisions of this Agreement but shall provide Borrower with accountings of all such activity on at least as frequent a basis as Lockbox Agent was obligated to provide accountings to Lender and Borrower, pursuant to the Lockbox Agreement. In the event that following the occurrence of a Default or an Event of Default, Lender or Lockbox Agent does not receive any installment of principal or interest due and payable under any of the Pledged Notes Receivable on or prior to the date upon which such installment becomes due, Lender may, at its election (but without any obligation to do so), give or cause Lockbox Agent to give notice of such event of default to the defaulting party or parties, and Lender shall have the right (but not the obligation), subject to the terms of such instruments, to accelerate payment of the unpaid balance of any of the Pledged Notes Receivable in default to

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foreclose each of the Timeshare Interest Mortgages securing the payment thereof and to enforce any other remedies available to the holder of such Pledged Notes Receivable, with respect to such event of default. Borrower hereby further authorizes, directs, and empowers Lender (and Lockbox Agent or any other Person as may be designated by Lender in writing) to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of Borrower and, upon such endorsements, to collect and receive the money therefor. The right to endorse checks and drafts granted pursuant to the preceding sentence is irrevocable by Borrower, and the banks or banks paying such checks or drafts upon such endorsements, as well as the signers of the same, shall be as fully protected as though the checks or drafts had been endorsed by Borrower.

      9.11 Power of Attorney. Borrower does hereby irrevocably constitute and appoint Lender as Borrower's true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower, and in Borrower's name, place, and stead, or otherwise, to (a) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Lender as provided in Section 9.10 above;
(b) to demand and receive from time to time any and all property, rights, titles, interests, and Liens (which are related to Lender's Collateral) hereby sold, assigned, and transferred, or intended so to be, and to give receipts for same; (c) upon a Default or an Event of Default, to collect all rent, revenues, and income, pursuant to the terms of any Pledged Note Receivable and relocated Timeshare Interest Mortgage; (d) from time to time, to institute and prosecute, in Lender's own name, any and all proceedings at law, in equity, or otherwise, that Lender may deem proper in order to collect, assert, or enforce any claim, right, or title, of any kind, in and to the property, rights, titles, interests, and Liens hereby sold, assigned, or transferred, or intended so to be, and to defend and compromise any and all actions, suits, or proceedings in respect of any of the said property, rights, titles, interests, and Liens; (e) upon a Default or an Event of Default, to change Borrower's post office mailing addresses in connection with the Collateral; and (f) generally to do all and any such acts and things in relation to the Collateral as Lender shall in good faith deem advisable, subject to the terms, provisions, and conditions hereof. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section 9.11 are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason.

      9.12 Relief from Automatic Stay, Etc. To the fullest extent permitted by law, in the event that Borrower shall make application for or seek relief or protection under the federal bankruptcy code (the "Bankruptcy Code") or any other Debtor Relief Laws, or in the event that any involuntary petition is filed against Borrower under such Code or other Debtor Relief Laws and not dismissed with prejudice within forty-five (45) days, the automatic stay provisions of
Section 362 of the Bankruptcy Code are hereby modified as to Lender to the extent necessary to implement the provisions hereof permitting set-off and the filing of financing statements or other instruments or documents; and Lender shall automatically and without demand or notice (each of which is hereby waived by Borrower) be entitled to immediate relief from any automatic stay imposed by
Section 362 of the Bankruptcy Code or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Loan Documents.

      9.13 Investigations and Inquiries. Borrower hereby authorizes Lender to conduct such investigations and inquiries concerning Borrower, the Property, the Purchasers, and the Collateral, as Lender, in its sole discretion, deems necessary or desirable in connection with its

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monitoring of the Loan and the Collateral therefor, and all such Persons of whom
Lender may make such inquiry are empowered to cooperate with, and to provide all requested information to, Lender.

      9.14 Verification of Use. Lender shall be under no duty or obligation to ascertain the manner in which Borrower has used or will use the proceeds of the Loan. Lender's sole obligation shall be to advance the proceeds of the Loan subject to, and in strict accordance with, the terms, provisions, and conditions of this Agreement and the other Loan Documents. Lender's obligation to fund the Loan is limited to the principal amount set forth herein and in the Note. Borrower is solely responsible for obtaining any other financing that may be necessary in order to enable it to repay the Loan on or prior to the Maturity Date. It is expressly understood that Lender has no responsibility or obligation whatsoever to provide to Borrower any further financing, whether in connection with the Property or otherwise.

      SECTION 10. TERM OF AGREEMENT

      This Agreement shall continue in full force and effect, and the Liens and security interests granted hereby and the duties, covenants, and liabilities of Borrower hereunder, and all the terms, conditions, and provisions hereof relating thereto shall continue to be fully operative until all of the Obligations have been satisfied in full. Borrower expressly agrees that if Borrower makes a payment to Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver, or any other party under any Debtor Relief Laws, state or federal law, common law, or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens and security interests provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.

      SECTION 11. MISCELLANEOUS

      11.1 Notices. All notices or demands by either party to the other relating to this Agreement shall, except as otherwise provided herein (including, without limitation, Section 7.1), be in writing and (i) sent by certified or registered United States mail, first class postage prepaid and return receipt requested, or
(ii) by a nationally recognized overnight courier service with all delivery fees prepaid, or (iii) by facsimile or other electronic transmission (including e-mail). Notices shall be deemed received (a) on the 4th succeeding Business Day following deposit in the United States mail, certified or registered and first class postage prepaid and return receipt requested, or (b) upon delivery if sent by nationally recognized overnight courier with all delivery fees prepaid, or
(c) if transmitted by facsimile, when properly transmitted, upon receipt of confirmation of transmission by the tramsmitter (except that, if such notice or other communication is not given during normal business hours for the recipient, such notice or other communication shall be deemed received at the opening of business the next Business Day of the recipient), or (d) if transmitted by other electronic transmission, when properly transmitted, upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, return e-mail or other written acknowledgement), provided that, if such notice or other communication is not given during normal business hours for the recipient, such notice or other communication shall be deemed to

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

have been received at the opening of business on the next Business Day for the recipient. Notices and demands shall be addressed, if to Borrower, at the mailing address or facsimile or other electronic address set forth in this
Section 11.1 or to such other address as Borrower may from time to time specify in writing or, if to Lender, at the mailing address or facsimile or other electronic address of Lender set forth in this Section 11.1 or to such other address as Lender may from time to time specify in writing to Borrower.

            If to Borrower:   Silverleaf Resorts Inc.
                              1221 River Bend Drive
                              Dallas, Texas 75247
                              Attention: Chief Financial Officer
                              Facsimile: (214) 631-4981
                              E-mail: rmead@silverleafresorts.com

            With a copy to:   Meadows, Owens, Collier, Reed, Cousins & Blau,
                              LLP
                              901 Main Street, Suite 3700
                              Dallas, Texas 75202
                              Attention: George Bedell

            If to Lender:     CapitalSource Finance LLC
                              4445 Willard Avenue, Twelfth Floor
                              Chevy Chase, Maryland 20815
                              Attention: SFG - Portfolio Manager
                              Facsimile: (301) 841-2370
                              Email: brainero@capitalsource.com

            With a copy to:   Patton Boggs LLP
                              2001 Ross Avenue, Suite 3000
                              Dallas, Texas 75201
                              Attention: Scott Wallace

      11.2 Survival. All representations, warranties, covenants, and agreements made by Borrower herein, in the other Loan Documents, or in any other agreement, document, instrument, or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Loan Documents (and each part thereof), regardless of any investigation made by or on behalf of Lender.

      11.3 Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS EXPRESSLY PROVIDED THEREIN TO THE CONTRARY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, EXCLUSIVE OF ANY CHOICE OF LAW PRINCIPLES THAT WOULD RESULT IN A CHOICE OF LAW OTHER THAN THE LAWS OF SUCH STATE. LENDER AND BORROWER HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN MONTGOMERY COUNTY, MARYLAND OR THE SOUTHERN DIVISION OF THE DISTRICT OF MARYLAND, AND IRREVOCABLY AGREE THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR

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PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN
DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. LENDER AND BORROWER EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE ON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO IT AT THE ADDRESS SET FORTH HEREIN, AND SERVICE SO MADE SHALL BE DEEMED COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

                                                Borrower's Initials: /S/ HJW

      11.4 Limitation on Interest. Lender and Borrower intend to comply at all times with all applicable usury laws. All agreements between Lender and Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Note, or otherwise, shall the interest contracted for, charged, received, paid, or agreed to be paid to Lender exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision hereof, of the Note, or of any other Loan Document shall involve transcending the limit of such validity prescribed by any law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law that would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the outstanding principal balance of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the highest lawful rate. Borrower agrees that in determining whether or not any interest payment under the Loan Documents exceeds the highest lawful rate, any non-principal payment (except payments specifically described in the Loan Documents as "interest"), including without limitation, prepayment fees and late charges, shall, to the maximum extent not prohibited by law, be deemed an expense, fee, premium, or penalty rather than interest. Lender hereby expressly disclaims any intent to contract for, charge, or receive interest in an amount that exceeds the highest lawful rate. The provisions of the Note, this Agreement, and all other Loan Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this Section, and this Section shall govern over all other provisions in any document or agreement now or hereafter existing. This Section shall never be superseded or waived unless there is a written document executed by Lender and Borrower expressly declaring the usury limitation of this Agreement to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

      11.5 Invalid Provisions. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable

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

provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Any provision of this Agreement or any other Loan Document that is held to be illegal, invalid, or unenforceable in a particular jurisdiction shall remain valid and enforceable in all other jurisdictions. Furthermore, in lieu of any such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement and/or the other Loan Documents (as the case may be) a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

      11.6 Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that Borrower may not transfer or assign any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of Lender, which consent may be granted or withheld in Lender's sole and absolute discretion. This Agreement and the transactions provided for or contemplated hereunder or under any of the other Loan Documents are intended solely for the benefit of the parties hereto. No third party shall have any rights or derive any benefits under or with respect to this Agreement or the other Loan Documents except as specifically set forth herein or otherwise provided in a written document signed by Borrower and Lender. No Person other than Borrower shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make Advances in the absence of strict compliance with any or all thereof, and no other Person, other than Borrower, under any circumstances whatsoever, shall be deemed to be a beneficiary of such conditions, any or all of which Lender freely may waive, in whole or in part, at any time if, in its sole discretion, it deems it desirable to do so. In particular, Lender makes no representation and assumes no obligation as to third parties concerning the quality of construction of the Improvements or the absence therefrom of defects. In this connection, Borrower agrees to and shall indemnify Lender from any liability, claim, or loss, together with attorneys' fees and costs, resulting from the disbursement of Loan proceeds or from the condition of the Improvements, whether related to the quality of construction or otherwise, and whether arising during or after the term of the Loan. This provision shall survive the repayment of the Loan and continue in full force and effect so long as the possibility of such liability or claim exists.

      Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell or otherwise transfer or assign to one (1) or more financial institutions or other entities ("Assignees") all or any portion of its rights hereunder or pursuant to the Note, or any or all of the other Loan Documents. Any such assignment shall be effected by Lender's execution of an assignment in such form as may be agreed to by the parties thereto and may be accompanied by a release by Lender of its right, title, and interest hereunder and pursuant to any of the other Loan Documents in and to all or any portion of the Collateral. Although the consent of Borrower shall not be required prior to any such assignment's becoming effective, Lender agrees to provide Borrower with prompt written notice of any such assignment. In the event of any such assignment by Lender to an Assignee, Lender's obligations under the Loan Documents shall remain unchanged, and Lender shall remain solely responsible to the other parties hereto for the performance of such obligations. The foregoing notwithstanding, Borrower shall be directly obligated to each Assignee with respect to the Obligations assigned to such Assignee and

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

shall have no rights of setoff or other remedies against the Assignee as a consequence of Lender's acts or omissions under this Agreement subsequent to such assignment.

      Upon the consummation of any assignment to an Assignee pursuant to this Section, Lender and Borrower shall, if Lender or Assignee desires that the assignment be evidenced in part by one (1) or more new promissory notes, make appropriate arrangements for such new promissory note(s) or, as appropriate, one
(1) or more replacement promissory notes to be issued to Lender and for the new promissory note(s) or, as appropriate, replacement promissory note(s), to be issued to Assignee, in each case in principal amounts reflecting their respective rights to payment.

      11.7 Amendment. This Agreement (including all exhibits and schedules hereto) may not be amended or modified, and no term, provision, or condition hereof may be waived, except by a written instrument that is signed by all of the parties hereto.

      11.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Lender's receipt of one (1) or more counterparts hereof signed by Borrower and Lender.

      11.9 Lender Not a Fiduciary. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower, and Lender to be other than that of debtor and creditor.

      11.10 Release and Return of Notes Receivable.

            (a) In the event that Borrower complies fully with its Obligations under Section 2.5(b) of this Agreement with respect to any Pledged Note Receivable that ceases to be an Eligible Note Receivable, and Borrower thereafter desires to enforce such ineligible Note Receivable against the maker thereof, then provided that no Default or Event of Default then exists and no event has occurred which with notice, the passage of time, or both, would constitute a Default or an Event of Default, within sixty (60) days after its receipt of a written request from Borrower, Lender shall endorse the ineligible Note Receivable using the words "Pay to the order of Silverleaf Resorts Inc., without recourse," and deliver such ineligible Note Receivable to Borrower.

            (b) In the event that all Obligations hereunder are fully satisfied, then within a reasonable time thereafter, Lender shall endorse the Pledged Notes Receivable using the words "Pay to the order of Silverleaf Resorts Inc., without recourse," and deliver such Pledged Notes Receivable, together with any other nonrecourse Collateral reassignment documents requested and prepared by Borrower, at Borrower's sole cost and expense, free and clear of any Liens or encumbrances by any Person claiming by, through, or under Lender.

            (c) With respect to any Pledged Note Receivable that is not an Eligible Note Receivable, upon Borrower's request, Lender shall direct Custodian to return the Credit File relating to such Pledged Note Receivable to Borrower at its earliest convenience.

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

      11.11 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with GAAP consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

      11.12 Entire Agreement. This Agreement and the other Loan Documents, including the exhibits and schedules to them, comprise the entire agreement between the parties relating to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the parties hereto relating to the subject matter hereof, may not be changed or terminated orally or by course of conduct, and shall be deemed effective as of the Closing Date.

      11.13 Litigation. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY RIGHT, POWER, REMEDY, OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY; AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. BORROWER AND LENDER FURTHER WAIVE ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, BORROWER HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF LENDER, INCLUDING LENDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER'S ACCEPTANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                                               Borrower's Initials: /S/ HJW

      The waiver and stipulations of Borrower and Lender in this Section 11.13 shall survive the final payment or performance of all of the Obligations and the resulting termination of this Agreement.

      11.14 Incorporation of Exhibits and Schedules. This Agreement, together with all exhibits and schedules hereto, constitute one (1) document and agreement that is referred to herein by the use of the defined term "Agreement." Such exhibits and schedules are incorporated herein as though fully set out in this Agreement. The definitions contained in any part of this Agreement shall apply to all parts of this Agreement.

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

      11.15 Consent to Advertising and Publicity. Borrower hereby consents to Lender's issuance and dissemination to the public of information describing the credit accommodation entered into pursuant to this Agreement, consisting of the name and address of Borrower, the Loan's principal amount, and the Collateral therefor.

      11.16 Directly or Indirectly. Where any provision in the Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable, whether such action is taken directly or indirectly by such Person.

      11.17 Captions. Section captions have been included in this Agreement for convenience of reference only and should not be relied upon or used in interpreting the meaning or intent of any provision hereof.

      11.18 Gender. Words of any gender in this Agreement shall include both genders, where appropriate.

      11.19 No Duty. All attorneys, accountants, appraisers, consultants, custodians, and other professionals retained by Lender in connection with the Loan shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any kind or nature whatsoever to Borrower, or any other Person.

      11.20 Submissions.

            (a) All documents, agreements, reports, surveys, appraisals, insurance policies, references, financial information, and other submissions required to be furnished by Borrower to Lender hereunder or pursuant to any of the other Loan Documents (collectively "Submissions") shall be in form and content satisfactory to Lender, in its sole discretion, and prepared at Borrower's sole expense.

            (b) Lender shall have the prior right of approval of any Person responsible for preparing a Submission (a "Preparer") which approval shall not be unreasonably withheld or delayed.

            (c) Borrower shall exercise its commercially reasonable best efforts to ensure that all reports and appraisals required to be furnished by Borrower to Lender hereunder or pursuant to any of the other Loan Documents are specifically addressed to Lender and include the following statement:

                  THE UNDERSIGNED ACKNOWLEDGES THAT CAPITALSOURCE FINANCE LLC IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS ADVANCES TO BORROWER ON THE SUBJECT PROPERTY.

            (d) Whether or not expressly stated herein, all consents and approvals granted by Lender hereunder shall be valid and effective only if contained in a written document or instrument that has been signed by a duly authorized representative of Lender.

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

      11.21 Confidentiality. Each party hereto acknowledges and agrees that the material terms hereof and of the other Loan Documents are and shall remain strictly confidential. No party hereto shall ever disclose the material terms and provisions hereof without the express prior written consent of the other parties; provided, however, material terms and provisions of this Agreement which appear in recorded or filed documents or which are disclosed to a party's shareholders, officers, directors, principals, Affiliates, attorneys, accountants, or lenders, or if required by law or subpoena, shall not constitute a breach of this Section 11.21. The parties hereto shall take all appropriate measures to prevent the inadvertent or unintentional disclosure of the material terms and provisions hereof.

      11.22 Borrower's Acknowledgment. Borrower acknowledges and agrees that Lender is under no obligation to enter into any other agreement or perform any other services for Borrower except as expressly set forth in this Agreement and the other Loan Documents. Any other transaction or relationship between Borrower and Lender shall be evidenced by other documentation, shall be separate and independent from the Loan, and shall have no effect on Borrower's obligations to Lender with respect to the Loan or Lender's remedies under the Loan Documents. Borrower acknowledges and agrees that no discussions or oral agreements heretofore or hereafter occurring between Borrower and Lender shall have any legal effect unless embodied in a written agreement executed by all relevant parties. Furthermore, no other written agreement between the parties and their Affiliates and the performance of the parties thereunder shall have any legal effect whatsoever on Borrower's obligations or Lender's remedies under this Agreement and the other Loan Documents.

                                                Borrower's Initials: /S/ HJW

      11.23 No Offset. Borrower understands and agrees that Borrower's payment obligations hereunder and under the other Loan Documents are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against Lender notwithstanding any damage to, defects in or destruction of any Collateral or any other event, including obsolescence of any property or improvements. Except as expressly provided for herein, Borrower hereby waives setoff, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under this Agreement and any other Loan Document. Borrower hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Lender to obtain an order of court recognizing the assignment of, or lien of Lender in and to, any Collateral.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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      IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed and delivered effective as of the date first above written.

                                         BORROWER:

                                         SILVERLEAF RESORTS, INC.,
                                         a Texas corporation

                                         By: /S/ HARRY J. WHITE, JR.
                                             --------------------------------
                                         Name:  Harry J. White, Jr.
                                         Title: CFO

                                         LENDER:

                                         CAPITALSOURCE FINANCE LLC,
                                         a Delaware limited liability company

                                         By:   /S/ PIERRETTE N. BRADSHAW
                                               --------------------------------
                                         Name: Pierrette N. Bradshaw
                                         Title: General Counsel


List of Exhibits to Agreement not filed herewith:

Exhibit "A":  Form of Custodial Agreement
Exhibit "B":  Form of Master Pledge and Assignment of Notes Receivable and
              Timeshare Interest Mortgages
Exhibit "C":  Form of Lockbox Agreement
Exhibit "D":  Resort Facilities
Exhibit "E":  Permitted Liens and Encumbrances
Exhibit "F":  Receivables Loan Approved Resorts
Exhibit "G":  Form of Reassignment
Exhibit "H":  Description Of Pending Litigation
Exhibit "I":  Form of Advance Request

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

Exhibit "J":  Form of Supplemental Pledge and Assignment of Notes Receivable and
              Timeshare Interest Mortgages
Exhibit "K":  List of States in which Borrower is Registered or Exempt
Exhibit "L":  List of Timeshare Documents
Exhibit "M":  Borrowing Base Certificate
Exhibit "N":  Listing of amounts owed to Timeshare Association

RECEIVABLES LOAN AND SECURITY AGREEMENT